Exhibit 10.3

MIFID II PRODUCT GOVERNANCE / RETAIL INVESTORS, PROFESSIONAL INVESTORS AND ECPS TARGET MARKET – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, as amended (MiFID II); and (ii) all channels for distribution to eligible counterparties and professional clients are appropriate; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management and non-advised sales. Any person subsequently offering, selling or recommending the Notes (each a Distributor) should take into consideration the manufacturers' target market assessment; however, a Distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels, subject to the Distributor’s suitability and appropriateness obligations under MiFID II, as applicable. The targeted investors are expected to have (1) at least informed knowledge and/or experience with financial products, (2) the ability to bear losses resulting from interest rate changes and no capital loss bearing capacity if held to maturity, (3) a medium risk profile (4) a general capital formation/ asset optimization as investment objective and (5) a medium-term investment horizon. Fresenius Medical Care AG & Co. KGaA is not a manufacturer or Distributor for the purposes of the MiFID Product Governance Rules.

MiFID II PRODUKTÜBERWACHUNGSPFLICHTEN / ZIELMARKT KLEINANLEGER, PROFESSIONELLE INVESTOREN UND GEEIGNETE GEGENPARTEIEN – Die Zielmarktbestimmung im Hinblick auf die Schuldverschreibungen hat – ausschließlich für den Zweck des Produktgenehmigungsverfahrens jedes Konzepteurs – zu dem Ergebnis geführt, dass (i) der Zielmarkt für die Schuldverschreibungen geeignete Gegenparteien, professionelle Kunden und Kleinanleger, jeweils im Sinne der Richtlinie 2014/65/EU des Europäischen Parlaments und des Rates vom 15. Mai 2014 über Märkte für Finanzinstrumente in der jeweils gültigen Fassung (MiFID II), umfasst; und (ii) alle Kanäle für den Vertrieb der Schuldverschreibungen an professionelle Investoren und geeignete Gegenparteien angemessen sind und (iii) die folgenden Kanäle für den Vertrieb der Schuldverschreibungen an Kleinanleger angemessen sind - Anlageberatung, Portfolio-Management und Verkäufe ohne Beratung. Jede Person, die in der Folge die Schuldverschreibungen anbietet, verkauft oder empfiehlt (jeweils ein Vertriebsunternehmen) soll die Beurteilung des Zielmarkts der Konzepteure berücksichtigen; ein Vertriebsunternehmen, welches MiFID II unterliegt, ist indes dafür verantwortlich, seine eigene Zielmarktbestimmung im Hinblick auf die Schuldverschreibungen durchzuführen (entweder durch die Übernahme oder durch die Präzisierung der Zielmarktbestimmung der Konzepteure) und angemessene Vertriebskanäle nach Maßgabe der Pflichten des Vertriebsunternehmens unter MiFID II im Hinblick auf die Geeignetheit bzw. Angemessenheit, zu bestimmen. Von den angesprochenen Anlegern wird erwartet, dass sie (1) zumindest über fundierte Kenntnisse und/oder Erfahrungen mit Finanzprodukten verfügen, (2) in der Lage sind, zinsbedingte Verluste zu tragen und keine Kapitalverluste hinnehmen müssen, wenn sie bis zur Fälligkeit gehalten werden, (3) ein mittleres Risikoprofil haben, (4) ein allgemeines Kapitalbildungs-/Vermögensoptimierungsziel verfolgen und (5) einen mittelfristigen Anlagehorizont haben. Fresenius Medical Care AG & Co. KGaA ist kein Konzepteur oder ein Vertriebsunternehmen für Zwecke der MiFID Bestimmungen zu Produktüberwachungspflichten.

Singapore – In connection with Section 309B of the Securities and Futures Act 2001 of Singapore (the SFA) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the CMP Regulations 2018), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and are Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendation on Investment Products).

Singapur – In Verbindung mit Section 309B des Securities and Futures Act 2001 von Singapur (der SFA) und den Securities and Futures (Capital Markets Products) Regulations 2018 von Singapur (die CMP Regulations 2018), hat die Emittentin festgestellt und benachrichtigt hiermit alle relevanten Personen (wie in Section 309A(1) des SFA definiert), dass es sich bei den Schuldverschreibungen um prescribed capital markets products (wie in den CMP Regulations 2018 definiert) und um Excluded Investment Products (wie in der MAS-Mitteilung SFA 04-N12: Notice on the Sale of Investment Products und der MAS Notice FAA-N16: Notice on Recommendation on Investment Products definiert) handelt.

In case of Notes listed on the official list and admitted to trading on the regulated market of the Luxembourg Stock Exchange (Bourse de Luxembourg) or publicly offered in the Grand Duchy of Luxembourg (Luxembourg), the Final Terms of Notes will be displayed on the website of the Luxembourg Stock Exchange (www.bourse.lu). In the case of Notes listed on any other stock exchange or publicly offered in one or more member states of the EEA other than Luxembourg, the Final Terms will be displayed on the website of Fresenius Medical Care (www.freseniusmedicalcare.com).

September 15, 2022

15. September 2022

FINAL TERMS

ENDGÜLTIGE BEDINGUNGEN

Fresenius Medical Care AG & Co. KGaA

EUR 750,000,000 3.875 per cent. Notes due September 20, 2027

EUR 750.000.000 3,875 % Schuldverschreibungen fällig 20. September 2027

Series: 7, Tranche 1

Serien: 7, Tranche 1

issued pursuant to the

begeben aufgrund des

EUR 10,000,000,000

Debt Issuance Program

Dated May 17, 2022

vom 17. Mai 2022

of

der

Fresenius Medical Care AG & Co. KGaA

Issue Price: 99.635 per cent.

Ausgabepreis: 99,635%

Issue Date September 20, 2022

Begebungstag: 20. September 2022

Important Notice

These are the Final Terms of an issue of Notes under the EUR 10,000,000,000 Debt Issuance Program of Fresenius Medical Care AG & Co. KGaA (the Program). These Final Terms have been prepared for the purpose of Article 8(5) in conjunction with Article 25(4) of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, as amended, and must be read in conjunction with the base prospectus dated May 17, 2022 as supplemented by a supplement dated September 9, 2022 (the Prospectus). Full information on Fresenius Medical Care AG & Co. KGaA and the offer of the Notes is only available on the basis of the combination of the Prospectus and these Final Terms. The Prospectus and any supplement thereto are available for viewing in electronic form on the website of the Luxembourg Stock Exchange (www.bourse.lu) and copies may be obtained free of charge at the specified office of the Fiscal Agent.

A summary of the individual issue of the Notes is annexed to these Final Terms.

Wichtiger Hinweis

Diese Endgültigen Bedingungen enthalten Angaben zur Emission von Schuldverschreibungen unter dem EUR 10.000.000.000 Debt Issuance Programm der Fresenius Medical Care AG & Co. KGaA (das Programm). Diese Endgültigen Bedingungen wurden für die Zwecke des Artikels 8 Absatz 5 i.V.m. Artikel 25 Absatz 4 der Verordnung (EU) 2017/1129 des Europäischen Parlaments und des Rates vom 14. Juni 2017, in der jeweils geltenden Fassung, abgefasst und sind in Verbindung mit dem Basisprospekt vom 17. Mai 2022 ergänzt durch den Nachtrag vom 9. September 2022 (der Prospekt) zu lesen. Vollständige Informationen über Fresenius Medical Care AG & Co. KGaA und das Angebot der Schuldverschreibungen sind nur verfügbar, wenn die Endgültigen Bedingungen und der Prospekt zusammengenommen werden. Der Prospekt sowie jeder Nachtrag können in elektronischer Form auf der Internetseite der Luxemburger Börse (www.bourse.lu) eingesehen werden. Kostenlose Kopien sind erhältlich bei dem angegebenen Sitz der Emissionsstelle.

Eine Zusammenfassung der einzelnen Emission der Schuldverschreibungen ist diesen Endgültigen Bedingungen beigefügt.

Part I.: TERMS AND CONDITIONS

Teil I: EMISSIONSBEDINGUNGEN

The Terms and Conditions applicable to the Notes (the Conditions) and the English language translation thereof, are as set out below.

Die für die Schuldverschreibungen geltenden Emissionsbedingungen (die Bedingungen) sowie die englischsprachige Übersetzung sind wie nachfolgend aufgeführt.

TERMS AND CONDITIONS	EMISSIONSBEDINGUNGEN
§ 1 (CURRENCY, DENOMINATION, FORM)	§ 1 (WÄHRUNG, STÜCKELUNG, FORM)
(1) Currency; Denomination.	(1) Währung; Stückelung.

This series of Notes (the Notes) of Fresenius Medical Care AG & Co. KGaA (also referred to as the Issuer) is being issued in euro (the Specified Currency) in the aggregate principal amount (subject to § 1(4)) of EUR 750,000,000 (in words: euro seven hundred and fifty million) in the denomination of EUR 1,000 (the Specified Denomination).

Diese Serie von Schuldverschreibungen (die Schuldverschreibungen) der Fresenius Medical Care AG & Co. KGaA (auch als die Emittentin bezeichnet) wird in Euro (die Festgelegte Währung) im Gesamtnennbetrag (vorbehaltlich § 1(4)) von EUR 750.000.000 (in Worten: Euro siebenhundertfünfzig Millionen) in einer Stückelung von EUR 1.000 (die Festgelegte Stückelung) begeben.

(2) Form.	(2) Form.
The Notes are being issued in bearer form.	Die Schuldverschreibungen lauten auf den Inhaber.
(3) Temporary Global Note – Exchange.	(3) Vorläufige Globalurkunde – Austausch.

(a)

The Notes are initially represented by a temporary global note (the Temporary Global Note) without coupons. The Temporary Global Note will be exchangeable for Notes in Specified Denominations represented by a permanent global note (the Permanent Global Note and together with the Temporary Global Note, the Global Notes) without coupons. The details of such exchange shall be entered in the records of the ICSDs (as defined below). The Global Notes shall each be signed manually by authorized signatories of the Issuer and shall each be authenticated by or on behalf of the Fiscal Agent. Definitive Notes and interest coupons will not be issued.

(a)

Die Schuldverschreibungen sind anfänglich durch eine vorläufige Globalurkunde (die Vorläufige Globalurkunde) ohne Zinsscheine verbrieft. Die Vorläufige Globalurkunde wird gegen Schuldverschreibungen in den Festgelegten Stückelungen, die durch eine Dauerglobalurkunde (die Dauerglobalurkunde und zusammen mit der Vorläufigen Globalurkunde, die Globalurkunden) ohne Zinsscheine verbrieft sind, ausgetauscht. Die Einzelheiten eines solchen Austausches werden in die Aufzeichnungen der ICSDs (wie nachstehend definiert) aufgenommen. Die Globalurkunden tragen jeweils die eigenhändigen Unterschriften ordnungsgemäß bevollmächtigter Vertreter der Emittentin und sind jeweils von der

Emissionsstelle oder in deren Namen mit einer Kontrollunterschrift versehen. Einzelurkunden und Zinsscheine werden nicht ausgegeben.

(b)

The Temporary Global Note shall be exchanged for the Permanent Global Note on a date (the Exchange Date) not earlier than 40 days after the date of issue of the Notes. Such exchange shall only be made upon delivery of certifications to the effect that the beneficial owner or owners of the Notes is not a U.S. person (other than certain financial institutions or certain persons holding Notes through such financial institutions). Payment of interest on Notes represented by a Temporary Global Note will be made only after delivery of such certifications. A separate certification shall be required in respect of each such payment of interest. Any such certification received on or after the 40th day after the date of issue of the Notes will be treated as a request to exchange the Temporary Global Note pursuant to subparagraph (b) of this § 1(3). Any Notes delivered in exchange for the Temporary Global Note shall be delivered only outside of the United States (as defined in § 1(6)).

(b)

Die Vorläufige Globalurkunde wird an einem Tag (der Austauschtag) gegen die Dauerglobalurkunde ausgetauscht, der nicht weniger als 40 Tage nach dem Tag der Begebung der Schuldverschreibungen liegt. Ein solcher Austausch darf nur nach Vorlage von Bescheinigungen erfolgen, wonach der oder die wirtschaftlichen Eigentümer der Schuldverschreibungen keine U.S.-Personen sind (ausgenommen bestimmte Finanzinstitute oder bestimmte Personen, die Schuldverschreibungen über solche Finanzinstitute halten). Solange die Schuldverschreibungen durch eine Vorläufige Globalurkunde verbrieft sind, werden Zinszahlungen erst nach Vorlage dieser Bescheinigungen vorgenommen. Eine gesonderte Bescheinigung ist für jede solche Zinszahlung erforderlich. Jede Bescheinigung, die am oder nach dem 40. Tag nach dem Tag der Begebung der Schuldverschreibungen eingeht, wird als ein Ersuchen behandelt werden, diese Vorläufige Globalurkunde gemäß Absatz (b) dieses § 1(3) auszutauschen. Schuldverschreibungen, die im Austausch für die Vorläufige Globalurkunde geliefert werden, dürfen nur außerhalb der Vereinigten Staaten (wie in § 1(6) definiert) geliefert werden.

(4) Clearing System.	(4) Clearingsystem.
Each Global Note will be kept in custody by or on behalf of the Clearing System until all obligations of the Issuer under the Notes	Die Globalurkunde wird solange von einem oder im Namen eines Clearingsystems verwahrt, bis sämtliche Verbindlichkeiten have been satisfied. Clearing System means each of the following: Clearstream Banking S.A. Luxembourg (CBL) and Euroclear Bank SA/NV Brussels as operator of the Euroclear System (Euroclear) and any successor in such capacity. International Central Securities Depositary or ICSD means each of CBL and Euroclear (together, the ICSDs).

der Emittentin aus den Schuldverschreibungen erfüllt sind. Clearingsystem bedeutet jeweils folgendes: Clearstream Banking S.A., Luxemburg (CBL) und Euroclear Bank SA/NV Brüssel, als Betreiberin des Euroclear Systems (Euroclear) sowie jeder Funktionsnachfolger. International Central Securities Depositary oder ICSD bezeichnet jeweils CBL und Euroclear (zusammen die ICSDs).

The Notes are issued in new global note (NGN) form and are kept in custody by a common safekeeper on behalf of both ICSDs.	Die Schuldverschreibungen werden in Form einer New Global Note (NGN) ausgegeben und von einer gemeinsamen Verwahrstelle im Namen beider ICSDs verwahrt.

The principal amount of Notes represented by the Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression means the records that each ICSD holds for its customers which reflect the amount of such customer's interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by the Global Note and, for these purposes, a statement issued by an ICSD stating the principal amount of Notes so represented at any time shall be conclusive evidence of the records of the relevant ICSD at that time.

Der Nennbetrag der durch die Globalurkunde verbrieften Schuldverschreibungen entspricht dem jeweils in den Registern beider ICSDs eingetragenen Gesamtbetrag. Die Register der ICSDs (unter denen man die Register versteht, die jeder ICSD für seine Kunden über den Betrag ihres Anteils an den Schuldverschreibungen führt) sind schlüssiger Nachweis über den Nennbetrag der durch die Globalurkunde verbrieften Schuldverschreibungen und eine zu diesen Zwecken von einem ICSD jeweils ausgestellte Bestätigung mit dem Nennbetrag der so verbrieften Schuldverschreibungen ist zu jedem Zeitpunkt ein schlüssiger Nachweis über den Inhalt des Registers des jeweiligen ICSD.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by the Global Note the Issuer shall procure that details of any redemption, payment or purchase and cancellation (as the case may be) in respect of the Global Note shall be entered pro rata in the records of the ICSDs and, upon any such entry being made, the principal amount of the Notes recorded in the records of the ICSDs and represented by the Global Note shall be reduced by the

Bei Rückzahlung oder Zinszahlung bezüglich der durch die Globalurkunde verbrieften Schuldverschreibungen bzw. bei Kauf und Entwertung der durch die Globalurkunde verbrieften Schuldverschreibungen stellt die Emittentin sicher, dass die Einzelheiten über jede Rückzahlung und Zahlung bzw. Kauf und Löschung bezüglich der Globalurkunden pro rata in die Unterlagen der ICSDs eingetragen werden, und nach dieser Eintragung vom Nennbetrag der in die Register der ICSDs aufgenommenen und durch die Globalurkunde verbrieften

aggregate principal amount of the Notes so redeemed or purchased and cancelled.	Schuldschreibungen der Gesamtnennbetrag der zurückgezahlten bzw. gekauften und entwerteten Schuldverschreibungen abgezogen wird.
On an exchange of a portion only of the Notes represented by a Temporary Global Note, the Issuer shall procure that details of such exchange shall be entered pro rata in the records of the ICSDs.

Bei Austausch nur eines Teils von Schuldverschreibungen, die durch eine Vorläufige Globalurkunde verbrieft sind, wird die Emittentin sicherstellen, dass die Einzelheiten dieses Austauschs pro rata in die Register der ICSDs aufgenommen werden.

(5) Holder of Notes.	(5) Gläubiger von Schuldverschreibungen.
Holder means any holder of a proportionate co-ownership or other beneficial interest or right in the Notes.	Gläubiger bedeutet jeder Inhaber eines Miteigentumsanteils oder anderen vergleichbaren Rechts an den Schuldverschreibungen.
(6) United States.	(6) Vereinigte Staaten.

For the purposes of these Terms and Conditions, United States means the United States of America (including the States thereof and the District of Columbia) and its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands).

Für die Zwecke dieser Emissionsbedingungen bezeichnet Vereinigte Staaten die Vereinigten Staaten von Amerika (einschließlich deren Bundesstaaten und des District of Columbia) sowie deren Territorien und Besitztümer (einschließlich Puerto Rico, der U.S. Virgin Islands, Guam, American Samoa, Wake Island und Northern Mariana Islands).

§ 2 (STATUS, NEGATIVE PLEDGE AND GUARANTEE)	§ 2 (STATUS, NEGATIVVERPFLICHTUNG UND GARANTIE)
(1) Status.	(1) Status.

The obligations under the Notes constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and pari passu with all other present or future unsecured and unsubordinated obligations of the Issuer, unless such obligations are accorded priority under mandatory provisions of statutory law.

Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin, die untereinander und mit allen anderen gegenwärtigen und künftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin gleichrangig sind, soweit diesen Verbindlichkeiten nicht durch zwingende gesetzliche Bestimmungen ein Vorrang eingeräumt wird.
(2) Negative Pledge.	(2) Negativverpflichtung.

So long as any of the Notes remain outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Issuer undertakes (i) not to grant or permit to subsist any mortgage, land charge, lien or any other security right in rem (dingliches Sicherungsrecht) (the Security Interest) over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness and (ii) to procure, to the extent legally possible, that none of its Subsidiaries will grant or permit to subsist any Security Interest over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness, without at the same time having the Holders share equally and ratably in such Security Interest. This undertaking shall not apply with respect to any Security Interest which (i) is provided over any of the Issuer's claims or claims of any of its Subsidiaries against any affiliated companies within the meaning of sections 15 et seqq. of the German Stock Corporation Act (Aktiengesetz) or any third party, which claims exist now or arise at any time in the future, as a result of the passing on of the proceeds from the sale by the issuer of any securities, provided that any such security serves to secure obligations under such securities issued by the Issuer or by any of its Subsidiaries, (ii) is existing on assets at the time of the acquisition thereof by the Issuer or by any of its Subsidiaries or is existing over assets of a newly acquired company which becomes a member of the Fresenius Medical Care Group, (iii) is existing on the issue date of the Notes, (iv) secures a Capital Market Indebtedness existing at the time of acquisition that becomes an obligation of the Issuer or of any company within the Fresenius Medical

Die Emittentin verpflichtet sich, solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, an dem alle Beträge an Kapital und Zinsen der Emissionsstelle zur Verfügung gestellt worden sind, (i) keine Grundpfandrechte, Pfandrechte oder sonstigen dinglichen Sicherungsrechte (ein Sicherungsrecht) an gegenwärtigen oder zukünftigen Teilen ihres Vermögens oder ihres Vermögens insgesamt zur Sicherung der gegenwärtigen oder zukünftigen Kapitalmarktverbindlichkeiten zu bestellen oder fortbestehen zu lassen, und (ii) soweit rechtlich möglich, zu veranlassen, dass keine ihrer Tochtergesellschaften Sicherungsrechte an gegenwärtigen oder zukünftigen Teilen ihres Vermögens oder ihres Vermögens insgesamt zur Sicherung der gegenwärtigen oder zukünftigen Kapitalmarktverbindlichkeiten bestellt oder fortbestehen lässt, ohne jeweils die Gläubiger zur gleichen Zeit auf gleiche Weise und anteilig an diesen Sicherungsrechten teilhaben zu lassen. Diese Verpflichtung gilt nicht in Bezug auf Sicherungsrechte, die (i) an gegenwärtigen oder zukünftigen Ansprüchen der Emittentin oder Ansprüchen einer ihrer Tochtergesellschaften gegen verbundene Unternehmen im Sinne der §§ 15 ff. Aktiengesetz oder gegen Dritte aufgrund von einer Übertragung von Erlösen aus dem Verkauf von Wertpapieren bestehen, soweit diese Sicherheiten zur Sicherung von Verpflichtungen aus diesen durch die Emittentin oder durch eine ihrer Tochtergesellschaften ausgegebenen Wertpapieren dienen, (ii) zur Sicherung von Vermögensgegenständen bestellt sind, die bereits zum Zeitpunkt ihres Erwerbs durch die Emittentin oder durch eine ihrer Tochtergesellschaften bestanden, oder am Vermögen einer neu erworbenen

Care Group as a consequence of such acquisition, provided that such Capital Market Indebtedness was not created in contemplation of such acquisition (v) is mandatory pursuant to applicable laws or required as a prerequisite for obtaining any governmental approvals, (vi) is provided in connection with any issuance of asset backed securities by the Issuer or by any of its Subsidiaries, (vii) is provided in respect of any issuance of asset backed securities made by a special purpose vehicle where the Issuer or any of its Subsidiaries is the originator of the underlying assets, (viii) is provided in connection with the renewal, extension or replacement of any security pursuant to foregoing (i) through (vii) and, (ix) secures Capital Market Indebtedness the principal amount of which (when aggregated with the principal amount of any other Capital Market Indebtedness which has the benefit of a security other than any permitted under the subparagraphs (i) to (viii) above) does not exceed EUR 100,000,000 (or its equivalent in other currencies at any time).

Gesellschaft bestehen, die Mitglied des Fresenius Medical Care-Konzerns wird, (iii) zum Ausgabetag der Schuldverschreibungen bestehen, (iv) eine im Zeitpunkt einer Akquisition bestehende Kapitalmarktverbindlichkeit besichern, die infolge der Akquisition eine Verpflichtung der Emittentin oder einer Gesellschaft des Fresenius Medical Care-Konzerns wird, sofern diese Kapitalmarktverbindlichkeit nicht im Hinblick auf diese Akquisition begründet wurde, (v) aufgrund anwendbaren Rechts gesetzlich vorgeschriebene Sicherheiten sind oder solche, deren Bestehen eine Voraussetzung zur Erteilung einer behördlichen Genehmigung sind, (vi) im Zusammenhang mit durch die Emittentin oder durch eine ihrer Tochtergesellschaften begebenen Asset Backed Securities (ABS) stehen, (vii) im Zusammenhang mit durch Zweckgesellschaften begebenen Asset Backed Securities (ABS) stehen, bei denen die Emittentin oder eine ihrer Tochtergesellschaften der Originator der zugrundeliegenden Vermögensgegenstände ist, (viii) der Erneuerung, Verlängerung oder dem Austausch irgendeiner Sicherheit gemäß vorstehend (i) bis (vii) dienen und (ix) Kapitalmarktverbindlichkeiten besichern, deren Kapitalbetrag (bei Aufaddierung auf den Kapitalbetrag sonstiger Kapitalmarktverbindlichkeiten, für die andere Sicherheiten als die nach (i) bis (viii) zulässigen bestehen) EUR 100.000.000 (oder deren jeweiligen Gegenwert in anderen Währungen) nicht überschreitet.

For purposes of these Terms and Conditions, Capital Market Indebtedness means any obligation for the payment of borrowed money which is evidenced by a certificate of indebtedness (Schuldscheindarlehen) or which is represented by any bond or debt security with an original maturity of more than one year which is, or is intended to be, or is capable of being listed or traded on a stock

Im Sinne dieser Emissionsbedingungen bezeichnet Kapitalmarktverbindlichkeit jede Verbindlichkeit zur Rückzahlung aufgenommener Geldbeträge, die durch Schuldscheindarlehen dokumentiert ist oder durch Schuldverschreibungen oder sonstige Wertpapiere mit einer ursprünglichen Laufzeit von mehr als einem Jahr, die an einer Börse oder an einem anderen anerkannten Wertpapiermarkt

exchange or other recognized securities market.	zugelassen oder gehandelt werden oder zugelassen oder gehandelt werden können, verbrieft, verkörpert oder dokumentiert ist.
Fresenius Medical Care Group means Fresenius Medical Care AG & Co. KGaA and its Subsidiaries on a consolidated basis.	Fresenius Medical Care-Konzern bezeichnet Fresenius Medical Care AG & Co. KGaA und ihre Tochtergesellschaften auf konsolidierter Basis.

Subsidiary means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity whose results of operations are consolidated in accordance with IFRS with those of:

Tochtergesellschaft bezeichnet in Bezug auf einen Rechtsträger, eine Kapitalgesellschaft, eine Gesellschaft mit Haftungsbeschränkung, eine Vereinigung, eine Personengesellschaft oder ein sonstiges Unternehmen, deren bzw. dessen Ergebnisse gemäß den IFRS mit den Ergebnissen folgender Personen konsolidiert werden:

(a) such Person;	(a) dieses Rechtsträgers;
(b) such Person and one or more Subsidiaries of such Person; or	(b) dieses Rechtsträgers und einer oder mehreren Tochtergesellschaften dieses Rechtsträgers; oder
(c) one or more Subsidiaries of such Person.	(c) einer oder mehrerer Tochtergesellschaften dieses Rechtsträgers.
IFRS refers to International Financial Reporting Standards of the International Accounting Standards Board, as adopted by the European Union.	IFRS bezeichnet die International Financial Reporting Standards des International Account Standards Board, wie sie von der Europäischen Union anerkannt werden.
(3) Guarantee.	(3) Garantie.

Fresenius Medical Care Holdings, Inc. (the Guarantor) has given an unconditional and irrevocable guarantee (the Guarantee) for the due and punctual payment of principal of, and interest on, and any other amounts payable under any Notes. The Guarantee constitutes a contract for the benefit of the Holders from time to time as third party beneficiaries in accordance with § 328 paragraph 1 of the German Civil Code

Fresenius Medical Care Holdings, Inc. (die Garantiegeberin) hat eine unbedingte und unwiderrufliche Garantie (die Garantie) für die ordnungsgemäße und pünktliche Zahlung von Kapital und Zinsen und allen anderen zu zahlenden Beträgen unter den Schuldverschreibungen übernommen. Die Garantie stellt einen Vertrag zugunsten der Gläubiger als begünstigte Dritte im Sinne des § 328 Absatz 1 BGB dar, der jedem Gläubiger das Recht gibt, Erfüllung der in der Garantie übernommenen Verpflichtungen unmittelbar von der

(Bürgerliches Gesetzbuch)[1], giving rise to the right of each Holder to require performance of the Guarantee directly from the Guarantor and to enforce the Guarantee directly against the Guarantor. Copies of the Guarantee may be obtained free of charge at the specified office of the Fiscal Agent.

Garantiegeberin zu verlangen und diese Verpflichtungen unmittelbar gegen die Garantiegeberin durchzusetzen. Kopien der Garantie können kostenlos bei der bezeichneten Geschäftsstelle der Emissionsstelle bezogen werden.

(4) Release of Guarantee.	(4) Freigabe der Garantie.

Pursuant to its terms, the Guarantee (but not any payment obligation under the Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) at any time when the Guarantor is no longer an Obligor under the Syndicated Credit Facility (as defined below), provided that, if under the Syndicated Credit Facility, a new guarantee is granted, the Issuer will procure that substantially the same guarantee will also be granted in respect of the obligations under the Notes for the benefit of the Holders.

Gemäß ihren Bestimmungen wird die Garantie (aber keine Zahlungsverpflichtung im Rahmen der Garantie, die bereits fällig und zahlbar geworden ist) automatisch und unbedingt freigegeben (und gilt von diesem Zeitpunkt an als erloschen und unwirksam), sobald die Garantiegeberin nicht mehr Verpflichtete unter der Syndizierten Kreditlinie ist, wobei, sollte unter der syndizierten Kreditlinie (wie nachstehend definiert) eine neue Garantie gestellt werden, die Emittentin sicherstellen wird, dass eine Garantie zu den im Wesentlichen gleichen Bedingungen auch in Ansehung der Schuldverschreibungen zugunsten der Gläubiger gestellt wird.

Syndicated Credit Facility means the syndicated credit facility dated as of July 1, 2021 among the Issuer and the Guarantor as borrowers and guarantors, Bank of America Europe DAC as administrative agent and the lenders named therein, (as amended, restated, modified, extended, renewed and/or supplemented or as refinanced or replaced from time to time).

Syndizierte Kreditlinie bedeutet die syndizierte Kreditlinie vom 1. Juli 2021 zwischen der Emittentin, der Garantiegeberin als Kreditnehmer und Garanten, der Bank of America Europe DAC, als Verwaltungsagent und den darin genannten Kreditgebern (in der jeweils gültigen Fassung, angepasst, modifiziert, erweitert, erneuert und/oder ergänzt oder refinanziert oder ersetzt).

(5) In case of a release of the Guarantee, the Issuer will notify the Holders pursuant to § 12.	(5) Im Fall einer Freigabe der Garantie wird die Emittentin dies den Gläubigern gemäß § 12 mitteilen.

[1]

An English language convenience translation of § 328 paragraph 1 BGB (German Civil Code) reads as follows: A contract may stipulate performance for the benefit of a third party, to the effect that the third party acquires the right directly to demand performance.

§ 3 (INTEREST)	§ 3 (ZINSEN)
(1) Rate of Interest and Interest Payment Dates.	(1) Zinssatz und Zinszahlungstage.

The Notes shall bear interest on their Specified Denomination at the rate of 3.875% per annum from (and including) September 20, 2022 to (but excluding) the Maturity Date (as defined in § 5(1)). Interest shall be payable in arrears on September 20 in each year (each such date, an Interest Payment Date). The first payment of interest shall be made on September 20, 2023.

Die Schuldverschreibungen werden bezogen auf ihre Festgelegte Stückelung verzinst, und zwar vom 20. September 2022 (einschließlich) bis zum Fälligkeitstag (wie in § 5(1) definiert) (ausschließlich) mit jährlich 3,875%. Die Zinsen sind nachträglich am 20. September eines jeden Jahres zahlbar (jeweils ein Zinszahlungstag). Die erste Zinszahlung erfolgt am 20. September 2023.

(2) Accrual of Interest.	(2) Auflaufende Zinsen.

The Notes shall cease to bear interest from the expiry of the day preceding the day on which they are due for redemption. If the Issuer for any reason fails to redeem the Notes when due, interest shall continue to accrue at the default rate of interest established by statutory law[2] on the outstanding aggregate principal amount of the Notes from (and including) the due date to (but excluding) the day on which such redemption payment is made to the Holders.

Der Zinslauf der Schuldverschreibungen endet mit Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Rückzahlung fällig werden. Falls die Emittentin die Schuldverschreibungen bei Fälligkeit aus irgendeinem Grund nicht zurückzahlt, wird der ausstehende Gesamtnennbetrag der Schuldverschreibungen von dem Tag der Fälligkeit (einschließlich) bis zum Tag der vollständigen Rückzahlung an die Gläubiger (ausschließlich) mit dem gesetzlich bestimmten Verzugszins[3] verzinst.

(3) Calculation of Interest for Periods other than a full Year.	(3) Berechnung der Zinsen für Zeiträume, die nicht einem vollen Jahr entsprechen.

If interest is to be calculated for a period other than a full year, it shall be calculated on the basis of the Day Count Fraction (as defined below). The number of Interest Payment Dates per calendar year (each a Determination Date) is one.

Sofern Zinsen für einen Zeitraum, der nicht einem vollen Jahr entspricht, zu berechnen sind, erfolgt die Berechnung auf der Grundlage des Zinstagequotienten (wie nachfolgend definiert). Die Anzahl der Zinszahlungstage im Kalenderjahr (jeweils ein Feststellungstermin) beträgt Eins.

[2]

The default rate of interest established by statutory law is five percentage points above the basis rate of interest published by Deutsche Bundesbank from time to time, §§ 288 paragraph 1, 247 paragraph 1 of the German Civil Code.

[3]	Der gesetzliche Verzugszinssatz beträgt für das Jahr fünf Prozentpunkte über dem von der Deutsche Bundesbank von Zeit zu Zeit veröffentlichten Basiszinssatz, §§ 288 Absatz 1, 247 Absatz 1 BGB.

(4) Day Count Fraction.	(4) Zinstagequotient.
Day Count Fraction means with regard to the calculation of the amount of interest on the Notes for any period of time (the Calculation Period):	Zinstagequotient bezeichnet im Hinblick auf die Berechnung von Zinsbeträgen auf die Schuldverschreibungen für einen beliebigen Zeitraum (der Zinsberechnungszeitraum):

(a)

if the Calculation Period is equal to or shorter than the Determination Period during which the Calculation Period ends, the number of days in such Calculation Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year; or

(a)

wenn der Zinsberechnungszeitraum kürzer ist als die Feststellungsperiode, in die das Ende des Zinsberechnungszeitraumes fällt oder ihr entspricht, die Anzahl der Tage in dem betreffenden Zinsberechnungszeitraum geteilt durch das Produkt (1) der Anzahl der Tage in der Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr; oder

(b)

if the Calculation Period is longer than the Determination Period during which the Calculation Period ends, the sum of: (A) the number of days in such Calculation Period falling in the Determination Period in which the Calculation Period begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year and (B) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year.

(b)

wenn der Zinsberechnungszeitraum länger ist als die Feststellungsperiode, in die das Ende des Zinsberechnungszeitraumes fällt, die Summe aus (A) der Anzahl der Tage in dem Zinsberechnungszeitraum, die in die Feststellungsperiode fallen, in welcher der Zinsberechnungszeitraum beginnt, geteilt durch das Produkt aus (1) der Anzahl der Tage in dieser Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr und (B) der Anzahl der Tage in dem Zinsberechnungszeitraum, die in die nächste Feststellungsperiode fallen, geteilt durch das Produkt aus (1) der Anzahl der Tage in dieser Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr.

Determination Period means the period from (and including) a Determination Date to, (but excluding) the next Determination Date. For the purpose of determining the relevant Determination Period, September 20, 2022 shall be deemed to be a Determination Date.

Feststellungsperiode ist die Periode ab einem Feststellungstermin (einschließlich desselben) bis zum nächsten Feststellungstermin (ausschließlich desselben). Zum Zwecke der Bestimmung der maßgeblichen Feststellungsperiode ist der 20. September 2022 ein Feststellungstermin.

§ 4 (PAYMENTS)	§ 4 (ZAHLUNGEN)
(1) Payment of Principal and Payment of Interest.	(1) Zahlungen auf Kapital und Zahlung von Zinsen.

(a)

Payment of principal in respect of the Notes shall be made, subject to subparagraph (2) below, to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System.

(a)

Zahlungen von Kapital auf die Schuldverschreibungen erfolgen nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems.

(b)

Payment of Interest on the Notes shall be made, subject to subparagraph (2), to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System.

(b)

Die Zahlung von Zinsen auf die Schuldverschreibungen erfolgt nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems.

Payment of interest on Notes represented by the Temporary Global Note shall be made, subject to subparagraph (2), to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System, upon due certification as provided in § 1(3)(b).

Die Zahlung von Zinsen auf Schuldverschreibungen, die durch die Vorläufige Globalurkunde verbrieft sind, erfolgt nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems, und zwar nach ordnungsgemäßer Bescheinigung gemäß § 1(3)(b).

(2) Manner of Payment.	(2) Zahlungsweise.
Subject to applicable fiscal and other laws and regulations, payments of amounts due in respect of the Notes shall be made in the Specified Currency.	Vorbehaltlich geltender steuerlicher und sonstiger gesetzlicher Regelungen und Vorschriften erfolgen zu leistende Zahlungen auf die Schuldverschreibungen in der Festgelegten Währung.

(3) Discharge.	(3) Erfüllung.
The Issuer or, as the case may be, the Guarantor shall be discharged by payment to, or to the order of, the Clearing System.	Die Emittentin bzw. die Garantiegeberin wird durch Leistung der Zahlung an das Clearingsystem oder dessen Order von ihrer Zahlungspflicht befreit.
(4) Payment Business Day.	(4) Zahltag.

If the date for payment of any amount in respect of any Note is not a Payment Business Day then the Holder shall not be entitled to payment until the next such day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay.

Fällt der Fälligkeitstag einer Zahlung in Bezug auf eine Schuldverschreibung auf einen Tag, der kein Zahltag ist, dann hat der Gläubiger keinen Anspruch auf Zahlung vor dem nächsten Zahltag am jeweiligen Geschäftsort. Der Gläubiger ist nicht berechtigt, weitere Zinsen oder sonstige Zahlungen aufgrund dieser Verspätung zu verlangen.

For these purposes, Payment Business Day means any day (other than a Saturday or a Sunday) on which the Clearing System is operational as well as all relevant parts of TARGET2 are operational to forward the relevant payment.

Für diese Zwecke bezeichnet Zahltag einen Tag (außer einem Samstag oder Sonntag), an dem das Clearingsystem betriebsbereit ist, sowie alle betroffenen Bereiche des TARGET2 betriebsbereit sind, um die betreffenden Zahlungen weiterzuleiten.

(5) References to Principal and Interest.	(5) Bezugnahmen auf Kapital und Zinsen.

References in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable: the Call Redemption Amount of the Notes; and any premium and any other amounts which may be payable under or in respect of the Notes. References in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under § 7.

Bezugnahmen in diesen Emissionsbedingungen auf Kapital der Schuldverschreibungen schließen, soweit anwendbar, die folgenden Beträge ein: den Wahl-Rückzahlungsbetrag (Call) der Schuldverschreibungen; sowie jeden Aufschlag sowie sonstige auf oder in Bezug auf die Schuldverschreibungen zahlbaren Beträge. Bezugnahmen in diesen Emissionsbedingungen auf Zinsen auf die Schuldverschreibungen sollen, soweit anwendbar, sämtliche gemäß § 7 zahlbaren Zusätzlichen Beträge einschließen.

(6) Deposit of Principal and Interest.	(6) Hinterlegung von Kapital und Zinsen.
The Issuer or, as the case may be, the Guarantor may deposit with the local court (Amtsgericht) in Frankfurt/Main principal or interest not claimed by Holders within	Die Emittentin bzw. die Garantiegeberin ist berechtigt, beim Amtsgericht Frankfurt am Main Zins- oder Kapitalbeträge zu hinterlegen, die von den Gläubigern nicht twelve months after the Maturity Date, even though such Holders may not be in default of acceptance of payment. If and to the extent that the deposit is effected and the right of withdrawal is waived, the respective claims of such Holders against the Issuer shall cease.

innerhalb von zwölf Monaten nach dem Fälligkeitstag beansprucht worden sind, auch wenn die Gläubiger sich nicht in Annahmeverzug befinden. Soweit eine solche Hinterlegung erfolgt, und auf das Recht der Rücknahme verzichtet wird, erlöschen die diesbezüglichen Ansprüche der Gläubiger gegen die Emittentin.

§ 5 (REDEMPTION)	§ 5 (RÜCKZAHLUNG)
(1) Final Redemption.	(1) Rückzahlung bei Endfälligkeit.
Unless previously redeemed in whole or in part or purchased and cancelled, the Notes shall be redeemed at their principal amount on September 20, 2027 (the Maturity Date).

Soweit nicht zuvor bereits ganz oder teilweise zurückgezahlt oder angekauft und entwertet, werden die Schuldverschreibungen zu ihrem Nennbetrag am 20. September 2027 (der Fälligkeitstag) zurückgezahlt.

(2) Early Redemption at the option of the Issuer for Reasons of Taxation.	(2) Vorzeitige Rückzahlung nach Wahl der Emittentin aus steuerlichen Gründen.

If as a result of any change in, or amendment to, the laws, treaties, regulations or official position of any Relevant Taxing Jurisdiction (as defined in § 7 herein) or any political subdivision or taxing authority thereto or therein affecting taxation or the obligation to pay duties of any kind, or any change in, or amendment to, an official interpretation or application of such laws or regulations, which amendment or change is effective on or after the date on which the series of Notes was issued, the Issuer or the Guarantor, as the case may be, is required to pay Additional Amounts (as defined in § 7 herein) on the next succeeding Interest Payment Date (as defined in § 3(1)), and this obligation cannot be avoided by the use of reasonable measures available to the Issuer or the Guarantor, as the case may be, the Notes may be redeemed, in whole but not in part, at the option of the Issuer, upon not more than 60 days' nor less than 30 days' prior notice of redemption given to the Fiscal Agent and, in accordance with § 12 to

Die Schuldverschreibungen können insgesamt, jedoch nicht teilweise, nach Wahl der Emittentin mit einer Kündigungsfrist von nicht mehr als 60 und nicht weniger als 30 Tagen durch Erklärung gegenüber der Emissionsstelle und Benachrichtigung gemäß § 12 gegenüber den Gläubigern vorzeitig gekündigt und zu ihrem Nennbetrag zuzüglich etwaiger bis zum für die Rückzahlung festgesetzten Tag (ausschließlich) aufgelaufener Zinsen zurückgezahlt werden, falls die Emittentin oder die Garantiegeberin als Folge einer Änderung oder Ergänzung der Steuer- oder Abgabengesetze, -abkommen,
-vorschriften und offiziellen Verlautbarungen einer Relevanten Steuerjurisdiktion (wie in § 7 dieser Bedingungen definiert) oder deren politischen Untergliederungen oder Steuerbehörden oder als Folge einer Änderung oder Ergänzung der Anwendung oder der offiziellen Auslegung dieser Gesetze und Vorschriften (vorausgesetzt, diese Änderung oder Ergänzung wird am the Holders, at their principal amount, together with interest (if any) accrued to the date fixed for redemption (excluding).

oder nach dem Tag, an dem die Serie von Schuldverschreibungen begeben wird, wirksam) am nächstfolgenden Zinszahlungstag (wie in § 3(1) definiert) zur Zahlung von Zusätzlichen Beträgen (wie in § 7 dieser Bedingungen definiert) verpflichtet sein wird und diese Verpflichtung nicht durch das Ergreifen zumutbarer, der Emittentin oder der Garantiegeberin zur Verfügung stehender Maßnahmen vermieden werden kann.

However, no such notice of redemption may be given (i) earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due, or (ii) if at the time such notice is given, such obligation to pay such Additional Amounts does not remain in effect.

Eine solche Kündigung darf allerdings nicht (i) früher als 90 Tage vor dem frühestmöglichen Termin erfolgen, an dem die Emittentin oder die Garantiegeberin verpflichtet wäre, solche Zusätzlichen Beträge zu zahlen, falls eine Zahlung auf die Schuldverschreibungen dann fällig sein würde, oder (ii) erfolgen, wenn zu dem Zeitpunkt, zu dem die Kündigung erklärt wird, die Verpflichtung zur Zahlung von Zusätzlichen Beträgen nicht mehr wirksam ist.

Any such notice shall be given in accordance with § 12. It shall be irrevocable, must specify the date fixed for redemption and must set forth a statement in summary form of the facts constituting the basis for the right of the Issuer so to redeem.

Eine solche Kündigung ist gemäß § 12 bekanntzumachen. Sie ist unwiderruflich, muss den für die Rückzahlung festgelegten Termin nennen und eine zusammenfassende Erklärung enthalten, welche die das Rückzahlungsrecht der Emittentin begründenden Umständen darlegt.

Before the publication of any notice of redemption pursuant to this subparagraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by a member of the managing board of the general partner of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal counsel or tax advisers of recognized standing to the effect that the Issuer or the Guarantor, as the case may be, has or will become obliged

Vor Bekanntgabe einer Mitteilung über eine Rückzahlung gemäß diesen Bestimmungen hat die Emittentin der Emissionsstelle eine von einem Mitglied des Vorstands des Komplementärs der Emittentin unterzeichnete Bescheinigung zukommen zu lassen, der zufolge die Emittentin berechtigt ist, eine entsprechende Rückzahlung zu leisten, und in der nachvollziehbar dargelegt ist, dass die Bedingungen für das Recht der Emittentin zur Rückzahlung gemäß diesen Bestimmungen erfüllt sind; zusätzlich hat die Emittentin ein von unabhängigen und anerkannten Rechts- oder Steuerberatern erstelltes Gutachten vorzulegen,

to pay such Additional Amounts as a result of such change or amendment.	demzufolge die Emittentin oder die Garantiegeberin in Folge einer entsprechenden Änderung oder Ergänzung zur Zahlung Zusätzlicher Beträge verpflichtet ist oder sein wird.
(3) Early Redemption at the Option of the Issuer for Reasons of Minimal Outstanding Principal Amount.	(3) Vorzeitige Rückzahlung nach Wahl der Emittentin bei geringfügigem ausstehendem Nennbetrag.

If 80% or more in principal amount of the Notes then outstanding have been redeemed or purchased by the Issuer or any Subsidiary of Fresenius Medical Care AG & Co. KGaA, the Issuer may, on not less than 30 or more than 60 days' notice to the Holders redeem, at its option, the remaining Notes as a whole at their principal amount, together with interest (if any) accrued to the date fixed for redemption (excluding).

Wenn 80% oder mehr des Nennbetrags der dann ausstehenden Schuldverschreibungen durch die Emittentin oder eine Tochtergesellschaft der Fresenius Medical Care AG & Co. KGaA zurückgezahlt oder zurückerworben wurde, ist die Emittentin berechtigt, nach ihrer Wahl alle ausstehenden Schuldverschreibungen mit einer Frist von mindestens 30 und höchstens 60 Tagen gegenüber den Gläubigern zu kündigen und zum Nennbetrag zuzüglich etwaiger bis zum Rückzahlungstag (ausschließlich) aufgelaufener Zinsen zurück zu zahlen.

(4) Early Redemption at the Option of the Holders upon a Change of Control.	(4) Vorzeitige Rückzahlung nach Wahl der Gläubiger bei Vorliegen eines Kontrollwechsels.

Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right (unless, prior to the giving of the Put Event Notice referred to below, the Issuer gives notice to redeem the Notes in accordance with § 5(2), i.e. for taxation reasons) to require that the Issuer repurchases such Holder's Notes on the Optional Redemption Date at a purchase price in cash equal to 101% of the principal amount together with interest (if any) accrued to the Optional Redemption Date (excluding).

Falls ein Kontrollwechselereignis stattfindet, hat jeder Gläubiger das Recht (soweit die Emittentin nicht bereits vor Abgabe der Vorzeitigen Rückkaufsgrunderklärung (wie nachstehend definiert) die Rückzahlung gemäß § 5(2), d.h. aus steuerlichen Gründen, erklärt hat) von der Emittentin am Stichtag den Rückkauf seiner Schuldverschreibungen zu einem Kaufpreis von 101% des Nennbetrags zuzüglich etwaiger bis zum Stichtag (ausschließlich) aufgelaufener Zinsen zu verlangen.

In this context the following provisions apply:	In diesem Zusammenhang finden die folgenden Vorschriften Anwendung:
Change of Control Triggering Event means the occurrence of a Change of Control together with a Ratings Decline.	Ein Kontrollwechselereignis liegt vor, wenn ein Kontrollwechsel zusammen mit einer Ratingherabstufung eintreten.

Rating Agency means (1) S&P Global Ratings Europe Limited and its subsidiaries or successors (S&P), (2) Moody's Deutschland GmbH and its subsidiaries or successors (Moody's), and (3) Fitch Ratings Ireland Limited and its subsidiaries or successors (Fitch), or (4) if S&P, Moody's or Fitch, or all three shall not make rating of Fresenius Medical Care AG & Co. KGaA publicly available, a European-wide reputable securities rating agency or agencies, as the case may be, selected by Fresenius Medical Care AG & Co. KGaA, which shall be substituted for S&P, Moody's or Fitch or all three, as the case may be.

Ratingagentur bezeichnet (1) S&P Global Ratings Europe Limited sowie deren Tochter- oder Nachfolgergesellschaften (S&P), (2) Moody's Deutschland GmbH sowie deren Tochter- oder Nachfolgergesellschaften (Moody's), (3) Fitch Ratings Ireland Limited sowie deren Tochter- oder Nachfolgergesellschaften (Fitch), oder (4) falls S&P, Moody's oder Fitch oder alle drei kein Rating für Fresenius Medical Care AG & Co. KGaA öffentlich zur Verfügung stellen, eine Ratingagentur oder Ratingagenturen mit europaweitem Ansehen, die von Fresenius Medical Care AG & Co. KGaA ausgewählt wird und S&P, Moody's oder Fitch oder alle diese Agenturen ersetzt.

Ratings Decline means that if (a), at the time of the occurrence of a Change of Control, Fresenius Medical Care AG & Co. KGaA's (i) has been, rated Investment Grade by at least two Rating Agencies and such rating is, within 120 days from such time, either downgraded to a non-investment grade rating or withdrawn by at least two Rating Agencies and is not within such 120-day period subsequently (in the case of a downgrade) upgraded to Investment Grade by two of the three Rating Agencies, or (in the case of withdrawal) replaced by an Investment Grade rating from any other Rating Agency or Rating Agencies; or (ii) rated below Investment Grade and such rating from any Rating Agency is, within 120 days from such time, downgraded by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) and is not within such 120-day period subsequently upgraded to its earlier credit rating or better by such Rating Agency, provided that if at the time of the occurrence of a Change of Control Fresenius Medical Care AG & Co. KGaA carries an Investment Grade rating of only one Rating Agency, it shall be sufficient if the requirements under sub-paragraph (i) are met with respect to such Rating Agency;

Eine Ratingherabstufung liegt vor, falls (a) Fresenius Medical Care AG & Co. KGaA bei Eintritt des Kontrollwechsels (i) von mindestens zwei Ratingagenturen mit Investment Grade bewertet ist und diese Ratings von mindestens zwei Ratingagenturen innerhalb von 120 Tagen nach dem Kontrollwechsel zu einem Non-Investment-Grade-Rating herabgestuft oder das Rating zurückgezogen wurde und nicht innerhalb dieser 120-Tagesperiode anschließend (im Falle einer Herabstufung) durch mindestens zwei Ratingagenturen wieder auf ein Investment Grade Rating heraufgestuft oder (im Falle eines Zurückziehens) durch das Investment Grade Rating einer anderen Ratingagentur oder Ratingagenturen ersetzt wurde; oder (ii) unterhalb von Investment Grade bewertet ist und dieses Rating von einer Ratingagentur innerhalb von 120 Tagen nach dem Kontrollwechsel um eine oder mehrere Stufen (einschließlich Untergliederungen innerhalb von sowie zwischen Ratingkategorien) herabgestuft und nicht innerhalb dieser 120-Tagesperiode anschließend wieder auf das ursprüngliche oder ein besseres Rating durch diese Ratingagentur heraufgestuft wurde, wobei, falls Fresenius Medical Care AG & Co. KGaA zum Eintritt des and (b) in making any of the decisions referred to above, the relevant Rating Agency announces publicly or confirms in writing to Fresenius Medical Care AG & Co. KGaA that its decision resulted, in whole or in part, from the occurrence of the Change of Control.

Kontrollwechsels über ein Investment-Grade-Rating von nur einer Ratingagentur verfügt, es bereits ausreichend ist, wenn die Voraussetzungen in Unterabsatz (i) im Hinblick auf diese Ratingagentur erfüllt sind; und (b) im Zusammenhang mit einer der oben genannten Entscheidungen die betreffende Ratingagentur öffentlich bekannt macht oder gegenüber Fresenius Medical Care AG & Co. KGaA schriftlich bestätigt, dass ihre Entscheidung ganz oder teilweise auf den Kontrollwechsel zurückzuführen ist.

Provided however that, no Ratings Decline will occur if at the end of the 120-day period Fresenius Medical Care AG & Co. KGaA has been rated by at least two Rating Agencies, it has solicited, Investment Grade.

Eine Ratingherabstufung liegt jedoch nicht vor, falls Fresenius Medical Care AG & Co. KGaA (aufgrund einer Beauftragung durch Fresenius Medical Care AG & Co. KGaA) am Ende der 120-Tagesperiode von mindestens zwei Ratingagenturen mit Investment Grade bewertet wird.

Rating Category means:	Ratingkategorie bezeichnet:
(a) with respect to S&P or Fitch, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);	(a) in Bezug auf S&P oder Fitch eine der folgenden Kategorien: BB, B, CCC, CC, C und D (bzw. entsprechende Nachfolgekategorien;
(b) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and	(b) in Bezug auf Moody's eine der folgenden Kategorien: Ba, B, Caa, Ca, C und D (bzw. entsprechende Nachfolgekategorien); und

(c)

the equivalent of any such category of S&P, Moody's or Fitch used by another rating agency in determining whether the rating of Fresenius Medical Care AG & Co. KGaA has decreased by one or more gradations, gradations within rating categories ("+" and "-" for S&P, "1", "2" and "3" for Moody's, "+" and "-" for Fitch; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from "BB+" to "BB", as well as from "BB-" to "B+", will

(c)

diesen Kategorien von S&P oder Moody's oder Fitch entsprechende Ratingkategorien einer anderen Ratingagentur. Bei der Bestimmung, ob das Rating von Fresenius Medical Care AG & Co. KGaA um eine oder mehrere Stufen herabgestuft wurde, werden die jeweiligen Ratingkategorien weiter untergliedernde Zusätze ("+" und "-" bei S&P, "1", "2" und "3" bei Moody's, "+" und "-" bei Fitch bzw. entsprechende Zusätze anderer Ratingagenturen) berücksichtigt (z. B. entspricht bei S&P eine

constitute a decrease of one gradation).	Ratingänderung von "BB+" auf "BB" oder von "BB-" auf "B+" jeweils einer Herabstufung um eine Stufe).

Investment Grade means a rating of (i) "BBB-" or higher by S&P and Fitch, and (ii) "Baa3" or higher by Moody's, or the equivalent of such ratings by S&P, Moody's or Fitch and the equivalent in respect of rating categories of any Rating Agencies substituted for S&P, Moody's or Fitch.

Investment Grade bezeichnet ein Rating von (i) "BBB-" oder höher im Fall von S&P und Fitch und (ii) "Baa3" oder höher im Fall von Moody's, oder das entsprechende Äquivalent dieser Ratings im Fall von S&P, Moody's oder Fitch sowie das entsprechende Äquivalent in den Ratingkategorien einer anderen Ratingagentur, durch die S&P, Moody's oder Fitch ersetzt wurde.

A Change of Control means the occurrence of one or more of the following events:	Ein Kontrollwechsel bezeichnet den Eintritt eines oder mehrerer der folgenden Ereignisse:

(a)

so long as Fresenius Medical Care AG & Co. KGaA is organized as a KGaA, if the General Partner of Fresenius Medical Care AG & Co. KGaA charged with the management of Fresenius Medical Care AG & Co. KGaA shall at any time fail to be Fresenius SE & Co. KGaA or a subsidiary of Fresenius SE & Co. KGaA, or if Fresenius SE & Co. KGaA shall fail at any time to own or control, directly or indirectly, more than 25 % of the capital stock with ordinary voting power in Fresenius Medical Care AG & Co. KGaA;

(a)

so lange Fresenius Medical Care AG & Co. KGaA die Rechtsform einer KGaA hat: Wenn es sich bei dem mit der Geschäftsführung von Fresenius Medical Care AG & Co. KGaA beauftragten Komplementär der Gesellschaft zu irgendeinem Zeitpunkt nicht um Fresenius SE & Co. KGaA oder eine Tochtergesellschaft der Fresenius SE & Co. KGaA handelt oder wenn Fresenius SE & Co. KGaA zu irgendeinem Zeitpunkt direkt oder indirekt nicht mehr als 25 % des stimmberechtigten Grundkapitals an Fresenius Medical Care AG & Co. KGaA hält und kontrolliert;

(b)

if Fresenius Medical Care AG & Co. KGaA is no longer organized as a KGaA, any event the result of which is that (A) any person or group (Relevant Person(s)) acting in concert (as defined in § 30 (2) of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz)) or any person or group acting on behalf of any such Relevant Person(s), other than a Permitted Holder, is or becomes the direct or indirect legal

(b)

wenn Fresenius Medical Care AG & Co. KGaA nicht mehr die Rechtsform einer KGaA hat, ein Ereignis, in dessen Folge (A) eine Person oder mehrere Personen (Relevante Personen), die abgestimmt handeln (wie in § 30 (2) Wertpapiererwerbs- und Übernahmegesetz definiert), oder einer oder mehrere Dritte, die im Auftrag einer solchen Relevanten Personen handeln, mit Ausnahme eines Zulässigen Inhabers, unmittelbar oder mittelbar or beneficial ownership or any legal or beneficial entitlement (as defined in § 34 of the German Securities Trading Act (Wertpapierhandelsgesetz)) of, in the aggregate, more than 50% of the voting shares of Fresenius Medical Care AG & Co. KGaA; or

rechtliches oder wirtschaftliches Eigentum in jedweder Form bzw. die unmittelbare oder mittelbare rechtliche oder wirtschaftliche Verfügungsbefugnis in jedweder Form (wie in § 34 Wertpapierhandelsgesetz beschrieben) an insgesamt mehr als 50% der stimmberechtigten Aktien der Fresenius Medical Care AG & Co. KGaA erlangen; oder

(c)

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Fresenius Medical Care AG & Co. KGaA (held directly or indirectly) to any Relevant Person other than a Permitted Holder, or any person or group acting on behalf of any such Relevant Person(s).

(c)

ein Verkauf, ein Leasing, ein Tausch oder eine sonstige Übertragung (im Rahmen einer einzigen Transaktion oder einer Reihe miteinander zusammenhängender Transaktionen) aller oder aller wesentlichen Vermögenswerte (direkt oder indirekt gehalten) der Fresenius Medical Care AG & Co. KGaA an eine oder mehrere Relevante Personen, mit Ausnahme eines Zulässigen Inhabers, oder einen oder mehrere Dritte, die im Auftrag solcher Relevanten Personen handeln.

General Partner means Fresenius Medical Care Management AG, a stock corporation organized under the laws of Germany, including its successors and assigns and other Persons, in each case who serve as the general partner (persönlich haftender Gesellschafter) of Fresenius Medical Care AG & Co. KGaA from time to time.

Komplementär bezeichnet die Fresenius Medical Care Management AG, eine Aktiengesellschaft nach deutschem Recht, sowie ihre Nachfolger, Abtretungsempfänger und sonstige Personen, die zum jeweiligen Zeitpunkt als persönlich haftender Gesellschafter von Fresenius Medical Care AG & Co. KGaA auftreten.

Person means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

Person bezeichnet eine natürliche Person, eine Körperschaft, eine Personengesellschaft, ein Joint Venture, eine Vereinigung, eine Aktiengesellschaft, einen Trust, eine Einrichtung ohne eigene Rechtspersönlichkeit, eine staatliche Stelle oder Behörde, eine Gebietskörperschaft oder einen sonstigen Rechtsträger.

Permitted Holder means Fresenius SE & Co. KGaA and any of its Affiliates, as long as and to the extent Fresenius SE & Co. KGaA or the	Zulässiger Inhaber bezeichnet die Fresenius SE & Co. KGaA und alle mit ihr verbundenen Personen, sofern und soweit

relevant Affiliate(s) is or are not acting in concert with, or on behalf of, a Relevant Person(s).	die Fresenius SE & Co. KGaA oder eine oder mehrere mit ihr verbundene Person(en) nicht gemeinsam mit oder im Auftrag einer oder mehrerer Relevanten Person(en) handeln.
Affiliate of any specified Person means:	Verbundene Person einer bestimmten Person bezeichnet:
(a) any other Person, directly or indirectly, controlling or controlled by such specified Person, or	(a) jede andere Person, die diese Person direkt oder indirekt kontrolliert bzw. direkt oder indirekt von ihr kontrolliert wird, oder
(b) under direct or indirect common control with such specified Person.	(b) mit dieser bestimmten Person unter direkter oder indirekter gemeinsamer Kontrolle steht.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (section 15 of the German Stock Corporation Act (Aktiengesetz); and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

Für den Zweck dieser Definition bezeichnet "Kontrolle" bei Verwendung in Bezug auf eine Person die Befugnis, deren Geschäftsführung und Unternehmenspolitik direkt oder indirekt zu bestimmen (§ 15 Aktiengesetz), sei es durch den Besitz von stimmberechtigten Kapitalanteilen, eine vertragliche Festlegung oder anderweitig, und die Bedeutung der Begriffe "kontrolliert" und "kontrollieren" ist entsprechend zu verstehen.

Within 30 days upon the Issuer becoming aware that a Change of Control Triggering Event has occurred, the Issuer shall give notice (a Put Event Notice) to the Holders in accordance with § 12 stating:

Innerhalb von 30 Tagen, nachdem die Emittentin von einem Kontrollwechselereignis Kenntnis erlangt hat, wird die Emittentin dies den Gläubigern gemäß § 12 bekannt machen (Vorzeitige Rückkaufsgrunderklärung) und dabei folgendes mitteilen:

(a) that a Change of Control Triggering Event has occurred;	(a) dass ein Kontrollwechselereignis eingetreten ist;
(b) the circumstances and relevant facts regarding such Change of Control Triggering Event;	(b) die Umstände und relevanten Informationen bezüglich des Kontrollwechselereignisses;
(c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such Put Event	(c) den Tag des Rückkaufs (der nicht früher als 30 und nicht später als 60 Tage nach dem Tag, an dem die

Notice is given) (the Optional Redemption Date);	Vorzeitige Rückkaufsgrunderklärung erfolgt, liegen darf) (der Stichtag);
(d) that each Note will be subject to repurchase only in integral multiples of the Specified Denomination; and	(d) dass die Schuldverschreibungen nur in ganzen Vielfachen der Festgelegten Stückelung zurückgekauft werden; und
(e) the instructions determined by the Issuer that a Holder must follow in order to have its Notes purchased pursuant to this § 5(4).	(e) die Anweisungen, die ein Gläubiger befolgen muss, damit die Schuldverschreibungen gemäß diesem § 5(4) zurückgekauft werden.

In order to exercise such option, the Holder must submit during normal business hours at the specified office of the Fiscal Agent a duly completed option exercise notice in the form available from the specified office of the Fiscal Agent within the period of 20 days after a Put Event Notice is given. No option so exercised may be revoked or withdrawn without the prior consent of the Issuer.

Um ein solches Recht auszuüben, muss ein Gläubiger während der allgemeinen Geschäftszeiten bei der angegebenen Geschäftsstelle der Emissionsstelle eine vollständig ausgefüllte Ausübungserklärung in der durch die Emissionsstelle bereitgestellten Form innerhalb eines Zeitraums von 20 Tagen nach Bekanntmachung der Vorzeitigen Rückzahlungserklärung übermitteln. Kein in dieser Form ausgeübtes Recht kann ohne vorherige Zustimmung der Emittentin widerrufen oder zurückgezogen werden.

The Issuer will comply with the requirements of any applicable securities laws or regulations in connection with an early redemption of Notes at the option of the Holders upon a Change of Control pursuant to this § 5(4). To the extent that the provisions of any securities laws or regulations or applicable stock exchange listing rules conflict with the provisions of this § 5(4), the Issuer will comply with the applicable securities laws, regulations and listing rules and will not be deemed to have breached its obligations under this § 5(4) by virtue thereof.

Die Emittentin wird die Anforderungen der anwendbaren Wertpapiergesetze oder
-vorschriften im Zusammenhang mit einer vorzeitigen Rückzahlung von Schuldverschreibungen nach Wahl der Inhaber bei einem Kontrollwechsel gemäß diesem § 5 Absatz 4 erfüllen. Soweit die Bestimmungen eines Wertpapiergesetzes oder -verordnung oder eines anwendbaren Börsenzulassungsregelwerks im Widerspruch zu den Bestimmungen dieses § 5(4) stehen, wird die Emittentin die anwendbaren Wertpapiergesetze, -verordnungen und -regelwerke einhalten und dies wird nicht als Verletzung ihrer Pflichten aus diesem § 5(4) angesehen werden.

(5) Early Redemption at the Option of the Issuer.	(5) Vorzeitige Rückzahlung nach Wahl der Emittentin.

(a)

The Issuer may, upon notice given in accordance with clause (b), redeem all or some only of the Notes within the Call Redemption Period(s) at the Call Redemption Amount(s) set forth below together with accrued interest, if any, to (but excluding) the relevant redemption date.

(a)Die Emittentin kann, nachdem sie gemäß Absatz (b) gekündigt hat, die Schuldverschreibungen insgesamt oder teilweise innerhalb des/der Wahl- Rückzahlungszeitraums/-räume (Call) zum/zu den Wahl- Rückzahlungsbetrag/-beträgen (Call), wie nachfolgend angegeben, nebst etwaigen bis zum maßgeblichen Rückzahlungstag (ausschließlich) aufgelaufenen Zinsen zurückzahlen.

Call Redemption Period(s)	Call Redemption Amount(s)	Wahl-Rückzahlungszeitraum/-räume (Call)	Wahl-Rückzahlungsbetrag/-beträge (Call)
August 20, 2027 to September 19, 2027	100 percent of the principal amount	20. August 2027 bis 19. September 2027	100% des Nennbetrags

(b) Notice of redemption shall be given by the Issuer to the Holders of the Notes in accordance with § 12. Such notice shall specify:	(b) Die Kündigung ist den Gläubigern der Schuldverschreibungen durch die Emittentin gemäß § 12 bekanntzugeben. Sie muss die folgenden Angaben enthalten:
(i) the series of Notes subject to redemption;	(i) die zurückzuzahlende Serie von Schuldverschreibungen;
(ii) whether such series is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the Notes which are to be redeemed;	(ii) eine Erklärung, ob diese Serie ganz oder teilweise zurückgezahlt wird und im letzteren Fall den Gesamtnennbetrag der zurückzuzahlenden Schuldverschreibungen;
(iii) the relevant redemption date, which shall be not less than 20 nor more than 40 days after the date on which notice is given by the Issuer to the Holders; and	(iii) den maßgeblichen Rückzahlungstag, der nicht weniger als 20 und nicht mehr als 40 Tage nach dem Tag der Kündigung durch die Emittentin gegenüber den Gläubigern liegen darf; und

(iv) the Call Redemption Amount at which such Notes are to be redeemed.	(iv) den Wahl-Rückzahlungsbetrag (Call), zu dem die Schuldverschreibungen zurückgezahlt werden.

(c)

In the case of a partial redemption of Notes, Notes to be redeemed shall be selected in accordance with the rules of the relevant Clearing System. For technical procedure of the ICSDs, in the case of a partial redemption the outstanding redemption amount will be reflected in the records of the ICSDs as either a reduction in nominal amount or as a pool factor, at the discretion of the ICSDs.

(c)

Wenn die Schuldverschreibungen nur teilweise zurückgezahlt werden, werden die zurückzuzahlenden Schuldverschreibungen in Übereinstimmung mit den Regeln des betreffenden Clearingsystems ausgewählt. Für das technische Verfahren der ICSDs wird im Fall einer teilweisen Rückzahlung der entstehende Rückzahlungsbetrag entweder als reduzierter Nennbetrag oder als Poolfaktor nach Ermessen der ICSDs in das Register der ICSDs aufgenommen.

§ 6 (THE FISCAL AGENT AND THE PAYING AGENT)	§ 6 (DIE EMISSIONSSTELLE UND DIE ZAHLSTELLE)
(1) Appointment; Specified Office.	(1) Bestellung; bezeichnete Geschäftsstelle.
The initial fiscal agent (the Fiscal Agent) and the initial paying agent (the Paying Agent) and its initial specified office shall be:	Die anfänglich bestellte Emissionsstelle (die Emissionsstelle) und die anfänglich bestellte Zahlstelle (die Zahlstelle) und ihre bezeichnete Geschäftsstelle lautet wie folgt:
Deutsche Bank Aktiengesellschaft Trust & Security Services Operations Frankfurt Taunusanlage 12 60325 Frankfurt am Main Federal Republic of Germany	Deutsche Bank Aktiengesellschaft Trust & Security Services Operations Frankfurt Taunusanlage 12 60325 Frankfurt am Main Deutschland
The Fiscal Agent and the Paying Agent reserve the right at any time to change their respective specified offices to some other specified office in the same country.	Die Emissionsstelle und die Zahlstelle behalten sich das Recht vor, jederzeit ihre jeweiligen bezeichneten Geschäftsstellen durch eine andere bezeichnete Geschäftsstelle in demselben Land zu ersetzen.
(2) Variation or Termination of Appointment.	(2) Änderung der Bestellung oder Abberufung.
The Issuer reserves the right at any time to vary or terminate the appointment of the	Die Emittentin behält sich das Recht vor, jederzeit die Bestellung der Emissionsstelle

Fiscal Agent or any Paying Agent and to appoint another Fiscal Agent or additional or other Paying Agents. The Issuer shall at all times maintain (i) a Fiscal Agent, (ii) so long as the Notes are listed on the Luxembourg Stock Exchange, a Paying Agent (which may be the Fiscal Agent) with a specified office in Luxembourg and/or in such other place as may be required by the rules of such stock exchange and (iii) a Paying Agent in an EU Member State, if possible, that will not be obliged to withhold or deduct tax in connection with any payment made in relation to the Notes unless the Paying Agent would be so obliged in each other EU Member State if it were located there. Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Holders in accordance with § 12.

oder einer Zahlstelle zu ändern oder zu beenden und eine andere Emissionsstelle oder zusätzliche oder andere Zahlstellen zu bestellen. Die Emittentin wird zu jedem Zeitpunkt (i) eine Emissionsstelle unterhalten, (ii) solange die Schuldverschreibungen an der Luxemburger Börse notiert sind, eine Zahlstelle (die die Emissionsstelle sein kann) mit bezeichneter Geschäftsstelle in Luxemburg und/oder an solchen anderen Orten unterhalten, die die Regeln dieser Börse verlangen und (iii) eine Zahlstelle in einem Mitgliedsstaat der Europäischen Union, sofern dies möglich ist, unterhalten, die nicht zum Einbehalt oder Abzug von Quellensteuern oder sonstigen Abzügen verpflichtet ist, es sei denn, dass eine solche Einbehalts- oder Abzugspflicht auch in allen anderen Mitgliedsstaaten der Europäischen Union bestünde. Eine Änderung, Abberufung, Bestellung oder ein sonstiger Wechsel wird nur wirksam (außer im Insolvenzfall, in dem eine solche Änderung sofort wirksam wird), sofern die Gläubiger hierüber gemäß § 12 vorab unter Einhaltung einer Frist von mindestens 30 und nicht mehr als 45 Tagen informiert wurden.

(3) Agent of the Issuer.	(3) Erfüllungsgehilfe(n) der Emittentin.
The Fiscal Agent and the Paying Agent act solely as the agents of the Issuer and the Guarantor and do not assume any obligations towards or relationship of agency or trust for any Holder.

Die Emissionsstelle und die Zahlstelle handeln ausschließlich als Erfüllungsgehilfen der Emittentin und der Garantiegeberin und übernehmen keinerlei Verpflichtungen gegenüber den Gläubigern und es wird kein Auftrags- oder Treuhandverhältnis zwischen ihnen und den Gläubigern begründet.

§ 7 (TAXATION)	§ 7 (STEUERN)

All payments of principal and interest made by the Issuer in respect of the Notes to the Holders shall be made free and clear of, and without withholding or deduction for, any present or future taxes or duties of whatever nature imposed or levied by way of deduction or withholding by or on behalf of (1) the Federal Republic of Germany or any authority

Alle in Bezug auf die Schuldverschreibungen von der Emittentin an die Gläubiger zahlbaren Kapital- oder Zinsbeträge werden ohne Einbehalt oder Abzug an der Quelle für oder wegen gegenwärtiger oder zukünftiger Steuern oder Abgaben gleich welcher Art gezahlt, die von oder im Namen (1) der Bundesrepublik Deutschland oder einer dort zur therein or thereof having power to tax, (2) any jurisdiction from or through which payment on the Notes or the Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax and/or (3) any other jurisdiction in which the payor is organized or otherwise considered to be resident or doing business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each a Relevant Taxing Jurisdiction), unless such deduction or withholding is required by law. In that event the Issuer shall pay such additional amounts (the Additional Amounts) as shall result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Amounts shall be payable with respect to:

Steuererhebung ermächtigten Behörde, (2) einer Rechtsordnung, aus der bzw. über die eine Zahlung auf die Schuldverschreibungen oder die Garantie geleistet wird, oder einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde, und/oder (3) einer anderen Rechtsordnung, in der die zahlende Partei errichtet ist oder anderweitig als gebietsansässig gilt oder im steuerlichen Sinn geschäftlich tätig ist, oder einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde (jeweils eine Relevante Steuerjurisdiktion) im Wege des Abzugs oder Einbehalts auferlegt oder erhoben werden, es sei denn, ein solcher Abzug oder Einbehalt ist gesetzlich vorgeschrieben. In diesem Fall wird die Emittentin diejenigen zusätzlichen Beträge (Zusätzliche Beträge) zahlen, die erforderlich sind, damit die den Gläubigern zufließenden Nettobeträge nach diesem Einbehalt oder Abzug jeweils den Beträgen an Kapital und Zinsen entsprechen, die ohne einen solchen Einbehalt oder Abzug von den Gläubigern erhalten worden wären; jedoch sind solche Zusätzlichen Beträge nicht zu zahlen in Bezug auf:

(a)

taxes or duties which are payable by any Person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer or the Guarantor, as applicable, from payments of principal or interest made by it; or

(a)

Steuern oder Abgaben, die von einer als Depotbank oder Inkassobeauftragter eines Gläubigers handelnden Person oder auf eine sonstige Weise zu entrichten sind, die keinen Abzug oder Einbehalt von Zahlungen von Kapital oder Zinsen durch die Emittentin bzw. die Garantiegeberin darstellen; oder

(b)

payments that would not have been so imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having a controlling power over, such Holder) and any Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or person having such a controlling power) being or having been a citizen or resident or treated as a resident of,

(b)

Zahlungen, die nicht erhoben worden wären, wenn nicht (i) eine gegenwärtige oder ehemalige Beziehung zwischen dem betreffenden Gläubiger (oder einem Treuhänder, Treugeber, Begünstigten, Mitglied oder Gesellschafter dieses Gläubigers oder einer Person, die beherrschenden Einfluss auf diesen Gläubiger hat) und einer Relevanten Steuerjurisdiktion bestehen würde, unter anderem in der Form, dass der betreffende Gläubiger (bzw. Treuhänder, Treugeber, Begünstigte, Mitglied, being or having been engaged in a trade or business in, or having or having had a permanent establishment in, a Relevant Taxing Jurisdiction other than any connections arising solely from a Holder acquiring, holding or disposing of, receiving any payment under or with respect to or enforcing a Note or any Guarantee; or

Gesellschafter oder die Person, die beherrschenden Einfluss hat) Staatsbürger einer Relevanten Steuerjurisdiktion ist oder war oder dort ansässig ist oder war oder als dort ansässig gilt oder galt oder dort ein Gewerbe oder eine Geschäftstätigkeit betreibt oder betrieben hat oder dort eine Betriebsstätte unterhält oder unterhalten hat, mit Ausnahme von Beziehungen, die allein dadurch entstehen, dass ein Gläubiger eine Schuldverschreibung oder die Garantie erwirbt, hält oder veräußert bzw. eine Zahlung darunter oder in Bezug auf diese erhält oder Ansprüche darauf geltend macht; oder

(c)

payments to, or to a third party on behalf of, a Holder where no such withholding or deduction would have been required to be made if the Notes were credited at the time of payment to a securities deposit account with a bank, financial services institution, securities trading business or securities trading bank, in each case outside the Relevant Taxing Jurisdiction; or

(c)

Zahlungen an den Gläubiger oder an einen Dritten für den Gläubiger, falls kein Einbehalt oder Abzug hätte erfolgen müssen, wenn die Schuldverschreibung zum Zeitpunkt der fraglichen Zahlung einem Depotkonto bei einer bzw. einem nicht in der Relevanten Steuerjurisdiktion ansässigen Bank, Finanzdienstleistungsinstitut, Wertpapierhandelsunternehmen oder Wertpapierhandelsbank gutgeschrieben gewesen wäre; oder

(d)

payments where such withholding or deduction is imposed pursuant to (i) any European Union Directive or Regulation concerning the taxation of savings, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party/are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding, or (iv) the Luxembourg law of 23 December 2005; or

(d)

falls der Einbehalt oder Abzug gemäß (i) einer Richtlinie oder Verordnung der Europäischen Union zur Zinsbesteuerung oder (ii) einem internationalen Abkommen oder Übereinkommen zu einer solchen Besteuerung, bei dem die Relevante Steuerjurisdiktion oder die Europäische Union Parteien sind, oder (iii) einem diese Richtlinie oder Verordnung oder dieses Abkommen oder Übereinkommen umsetzenden oder sie befolgenden oder zu ihrer Befolgung erlassenen Gesetz, oder

(iv) dem Luxemburger Gesetz vom 23. Dezember 2005 erhoben wird; oder

(e)

payments to the extent such withholding or deduction is payable by or on behalf of a Holder who could lawfully mitigate (but has not so mitigated) such withholding or deduction by complying or procuring that any third party complies with any statutory requirements or by making or procuring that a third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the payment is effected (including, in the case of a payment by a Paying Agent situated in the United States, by providing prior to the receipt of any such payment, a complete, correct and executed IRS Form W-8 or W-9 or successor form, as applicable, with all appropriate attachments); or

(e)

soweit der Einbehalt oder Abzug von dem Gläubiger oder von einem Dritten für den Gläubiger zahlbar ist, der einen solchen Einbehalt oder Abzug dadurch rechtmäßigerweise hätte vermindern können (aber nicht vermindert hat), dass er gesetzliche Vorschriften beachtet, oder dafür sorgt, dass Dritte dieses tun, oder dadurch dass er eine Nichtansässigkeitserklärung oder einen ähnlichen Antrag auf Quellensteuerbefreiung gegenüber der am Zahlungsort zuständigen Steuerbehörde; abgibt oder dafür sorgt, dass dies durch einen Dritten erfolgt (einschließlich, im Falle einer Zahlung durch eine Zahlstelle mit Sitz in den Vereinigten Staaten, durch Bereitstellung eines vollständigen, korrekten und ausgefüllten IRS-Formulars W-8 oder W-9 oder eines Nachfolgeformulars, falls zutreffend, mit allen entsprechenden Anlagen); oder

(f)

payments to the extent such withholding or deduction is payable by or on behalf of a Holder who would have been able to mitigate such withholding or deduction by effecting a payment via another Paying Agent in a Member State of the European Union, not obliged to withhold or deduct tax; or

(f)

soweit der Einbehalt oder Abzug von dem Gläubiger oder von einem Dritten für den Gläubiger vorzunehmen ist, der einen solchen Einbehalt oder Abzug durch die Bewirkung einer Zahlung über eine andere Zahlstelle in einem Mitgliedsstaat der Europäischen Union, welche nicht zu einem solchen Einbehalt oder Abzug verpflichtet ist, hätte vermindern können; oder

(g)

payments to the extent such withholding or deduction is for or on account of the presentation by the Holder of any Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which

(g)

soweit der Einbehalt oder Abzug für einen Gläubiger oder dessen Rechnung vorzunehmen ist, der Schuldverschreibungen mehr als 30 Tage nach dem Tag, an dem eine Zahlung unter den Schuldverschreibungen fällig und zahlbar wurde bzw., soweit dies später eintritt, nach dem Tag, an dem

payment thereof is duly provided for, whichever occurs later; or	die Zahlung ordnungsgemäß vorgenommen wurde, vorgelegt hat; oder

(h)

payments to the extent such withholding or deduction is required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the Internal Revenue Code), or any amended or successor version thereof, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code; or

(h)

soweit der Einbehalt oder Abzug gemäß §§ 1471 bis 1474 des U.S. Internal Revenue Code von 1986 in seiner jeweils gültigen Fassung (der Internal Revenue Code), oder einer geänderten oder nachfolgenden Fassung davon, jeder gegenwärtigen oder zukünftigen Verordnung oder offiziellen Auslegung davon, jeder Vereinbarung, die gemäß § 1471(b) des Internal Revenue Codes eingegangen wurde oder jeder steuerlichen oder regulatorischen Gesetzgebung, sowie steuerlichen und regulatorischen Gesetzen oder Vorgehensweisen, die nach einem völkerrechtlichen Vertrag, der zur Umsetzung der Bestimmungen des Internal Revenue Codes geschlossen wurde, vorzunehmen ist; oder

(i)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder holding or owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer or the Guarantor entitled to vote; or

(i)

jede Steuer, die von den Vereinigten Staaten oder einer ihrer politischen Unterabteilungen oder Regierungsbehörden auf Zinsen erhoben wird, weil ein Inhaber tatsächlich oder konstruktiv 10 % oder mehr der gesamten kombinierten Stimmrechte aller Aktiengattungen der Emittentin oder der Garantiegeberin hält oder besitzt; oder

(j)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder being a controlled foreign corporation that is a related person within the meaning of Section 864(d)(4) of the Internal Revenue Code with respect to the Issuer or the Guarantor; or

(j)

jede Steuer, die von den Vereinigten Staaten oder einer politischen Unterabteilung oder Regierungsbehörde der Vereinigten Staaten oder darin erhoben wird, weil ein Inhaber eine kontrollierte ausländische Körperschaft ist, die eine verwandte Person im Sinne von § 864(d)(4) des Internal Revenue Code in Bezug auf die Emittentin oder die Garantiegeberin ist; oder

(k)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder being a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

(k)

jede Steuer, die von den Vereinigten Staaten oder einer politischen Unterabteilung oder Regierungsbehörde der Vereinigten Staaten oder darin erhoben wird, weil ein Inhaber eine Bank ist, die einen Kredit gemäß einem Kreditvertrag gewährt, der im normalen Geschäftsverkehr abgeschlossen wurde; oder

(l)

payments which are payable by reason of the Holder (or beneficiary or other recipient of a payment under the Notes) being resident in a non-cooperative territory (nicht kooperatives Steuerhoheitsgebiet) in the meaning of the German Law to prevent Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb), as amended or replaced from time to time (including any ordinance (Verordnung) enacted based on this law); or

(l)

Zahlungen, die aufgrund der Ansässigkeit des Gläubigers (oder Begünstigten oder sonstigen Empfängers einer Zahlung aus den Schuldverschreibungen) in einem nicht kooperativen Steuerhoheitsgebiet im Sinne des Gesetzes zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb in der Fassung wie jeweils geändert oder ersetzt (einschließlich der aufgrund von diesem Gesetz ergangenen Verordnungen) zu zahlen sind; oder

(m) any combination of items (a)-(l);	(m) jegliche Kombination der Absätze (a)-(l).

nor shall any Additional Amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or who is other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Taxing Jurisdiction(s) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note.

Zudem werden keine Zusätzlichen Beträge im Hinblick auf Zahlungen auf die Schuldverschreibungen an einen Gläubiger gezahlt, welcher die Zahlung als Treuhänder oder Personengesellschaft oder als sonstiger nicht alleiniger wirtschaftlicher Eigentümer erhält, soweit nach den Gesetzen der Relevanten Steuerjurisdiktion(en) eine solche Zahlung für Steuerzwecke dem Einkommen des Begünstigten bzw. Gründers eines Treuhandvermögens oder dem Gesellschafter der Personengesellschaft zugerechnet würde, der jeweils selbst nicht zum Erhalt von Zusätzlichen Beträgen berechtigt gewesen wäre, wenn der Begünstigte, Gründer eines Treuhandvermögens, Gesellschafter oder wirtschaftliche Eigentümer unmittelbarer Gläubiger der Schuldverschreibungen wäre.

For the avoidance of doubt: No Additional Amounts will be paid with respect to German capital gains tax (Kapitalertragsteuer), including withholding tax	Zur Klarstellung: Keine Zusätzlichen Beträge werden gezahlt in Bezug auf die deutsche Kapitalertragsteuer (inklusive der sog.

(Abgeltungsteuer), to be deducted or withheld pursuant to the German Income Tax Act, even if the deduction or withholding has to be made by the Issuer or its representative, and the German Solidarity Surcharge (Solidaritätszuschlag) or any other tax which may substitute the German capital gains tax (Kapitalertragsteuer) or solidarity surcharge (Solidaritätszuschlag), as the case may be.

Abgeltungsteuer), die nach dem deutschen Einkommensteuergesetz abgezogen oder einbehalten wird, auch wenn der Abzug oder Einbehalt durch die Emittentin oder ihren Vertreter vorzunehmen ist, und den deutschen Solidaritätszuschlag oder jede andere Steuer, welche die deutsche Kapitalertragsteuer bzw. den Solidaritätszuschlag ersetzen sollte.

§ 8 (PRESENTATION PERIOD)	§ 8 (VORLEGUNGSFRIST)
The presentation period provided in § 801 paragraph 1, sentence 1 BGB (German Civil Code) is reduced to ten years for the Notes.	Die in § 801 Absatz 1 Satz 1 BGB bestimmte Vorlegungsfrist wird für die Schuldverschreibungen auf zehn Jahre verkürzt.
§ 9 (EVENTS OF DEFAULT)	§ 9 (KÜNDIGUNG)
(1) Events of default.	(1) Kündigungsgründe.

Each Holder shall be entitled to declare due and payable by notice to the Fiscal Agent its entire claims arising from the Notes and demand immediate redemption thereof at the principal amount together with accrued interest (if any) to (but excluding) the date of repayment, in the event that:

Jeder Gläubiger ist berechtigt, seine sämtlichen Forderungen aus den Schuldverschreibungen durch Kündigung gegenüber der Emissionsstelle fällig zu stellen und die unverzügliche Rückzahlung zum Nennbetrag, zuzüglich etwaiger bis zum Tag der Rückzahlung (ausschließlich) aufgelaufener Zinsen zu verlangen, falls:

(a) the Issuer fails to pay principal or interest under the Notes within 30 days from the relevant due date, or	(a) die Emittentin auf die Schuldverschreibungen Kapital oder Zinsen nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt; oder
(b) the Guarantor fails to pay amounts payable under the Guarantee within 30 days from the relevant due date, or	(b) die Garantiegeberin auf die Garantie zahlbare Beträge nicht innerhalb von 30 Tagen nach dem Fälligkeitstag zahlt; oder

(c)

the Issuer fails to duly perform any other material obligation arising from the Notes and such failure continues unremedied for more than 60 days after the Fiscal Agent has received a request thereof in the manner set

(c)

die Emittentin die ordnungsgemäße Erfüllung irgendeiner anderen wesentlichen Verpflichtung aus den Schuldverschreibungen unterlässt und die Unterlassung jeweils länger als 60 Tage fortdauert, nachdem die Emissionsstelle eine Aufforderung in der in § 9(3) vorgesehenen Art und

forth in § 9(3) from a Holder to perform such obligation; or	Weise von dem Gläubiger erhalten hat, die Verpflichtung zu erfüllen; oder

(d)

any Capital Market Indebtedness of the Issuer or any of its Material Subsidiaries or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) becomes prematurely repayable as a result of a default in respect of the terms thereof, or the Issuer or any of its Material Subsidiaries or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) fails to fulfill any payment obligation in excess of EUR 75,000,000 or the equivalent thereof under any Capital Market Indebtedness or under any guarantees or suretyships given for any Capital Market Indebtedness of others within 30 days from its due date or, in the case of such guarantee or suretyship, within 30 days of such guarantee or suretyship being invoked, unless the Issuer or the relevant Material Subsidiary or the Guarantor contests in good faith that such payment obligation exists or is due or that such guarantee or suretyship has been validly invoked or if a security granted therefor is enforced on behalf of or by the creditor(s) entitled thereto; or

(d)

eine Kapitalmarktverbindlichkeit der Emittentin oder einer ihrer Wesentlichen Tochtergesellschaften oder der Garantiegeberin (es sei denn, die Garantie wurde gemäß diesen Emissionsbedingungen freigegeben) vorzeitig zahlbar wird aufgrund einer Pflichtverletzung aus dem dieser Kapitalmarktverbindlichkeit zugrunde liegenden Vertrag oder die Emittentin oder eine ihrer Wesentlichen Tochtergesellschaften oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß diesen Emissionsbedingungen freigegeben) eine Zahlungsverpflichtung in Höhe oder im Gegenwert von mehr als EUR 75.000.000 aus einer Kapitalmarktverbindlichkeit oder aufgrund einer Bürgschaft oder Garantie, die für Kapitalmarktverbindlichkeiten Dritter gegeben wurde, nicht innerhalb von 30 Tagen nach ihrer Fälligkeit bzw. im Fall einer Bürgschaft oder Garantie nicht innerhalb von 30 Tagen nach Inanspruchnahme aus dieser Bürgschaft oder Garantie erfüllt, es sei denn, die Emittentin oder die betreffende Wesentliche Tochtergesellschaft oder die Garantiegeberin bestreitet in gutem Glauben, dass diese Zahlungsverpflichtung besteht oder fällig ist bzw. diese Bürgschaft oder Garantie berechtigterweise geltend gemacht wird, oder falls eine für solche Verbindlichkeiten bestellte Sicherheit für die oder von den daraus berechtigten Gläubiger(n) in Anspruch genommen wird; oder

(e)

the Issuer or any of its Material Subsidiaries or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) announces its inability to meet its financial obligations or ceases its payments generally; or

(e)

die Emittentin oder eine ihrer Wesentlichen Tochtergesellschaften oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß dieser Emissionsbedingungen freigegeben) gibt ihre Zahlungsunfähigkeit bekannt oder stellt ihre Zahlungen ein; oder

(f)

a court opens insolvency proceedings against the Issuer or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) and such proceedings are instituted and have not been discharged or stayed within 90 days, or the Issuer applies for or institutes such proceedings; or

(f)

ein Gericht ein Insolvenzverfahren gegen die Emittentin oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß dieser Emissionsbedingungen freigegeben) eröffnet, und ein solches Verfahren eingeleitet und nicht innerhalb von 90 Tagen aufgehoben oder ausgesetzt worden ist, oder die Emittentin die Eröffnung eines solchen Verfahrens beantragt oder einleitet; oder

(g)

the Issuer or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) enters into liquidation unless this is done in connection with a merger or other form of combination with another company and such company assumes all obligations contracted by the Issuer or the Guarantor in connection with the Notes or the Guarantee; or

(g)

die Emittentin oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß dieser Emissionsbedingungen freigegeben) in Liquidation tritt, es sei denn, dies geschieht im Zusammenhang mit einer Verschmelzung oder einer anderen Form des Zusammenschlusses mit einer anderen Gesellschaft und die andere oder neue Gesellschaft übernimmt alle Verpflichtungen, die die Emittentin oder die Garantiegeberin im Zusammenhang mit den Schuldverschreibungen oder der Garantie eingegangen ist; oder

(h)

the Guarantee shall cease to be in full force and effect in accordance with its terms for any reason except pursuant to these Terms and Conditions or terms of the Guarantee governing the release of the Guarantee or the satisfaction in full of all the obligations thereunder or shall be declared invalid or unenforceable other than as contemplated by its terms, or the Guarantor shall

(h)

die Garantie aus irgendeinem Grund nicht mehr gemäß ihren Bedingungen uneingeschränkt wirksam ist, es sei denn, dies beruht auf diesen Emissionsbedingungen oder den Bedingungen der Garantie bezüglich der Freigabe der Garantie oder der vollständigen Erfüllung aller diesbezüglichen Verpflichtungen, oder aus anderen Gründen als in ihren Bedingungen festgelegt für

repudiate, deny or disaffirm any of its obligations thereunder or under the Terms and Conditions.	unwirksam oder undurchsetzbar erklärt wird, oder die Garantiegeberin eine ihrer Verpflichtungen aus der Garantie oder aus den Emissionsbedingungen zurückweist, leugnet oder ablehnt.
Material Subsidiary means any Subsidiary of Fresenius Medical Care AG & Co. KGaA which:	Wesentliche Tochtergesellschaft bezeichnet eine Tochtergesellschaft von Fresenius Medical Care AG & Co. KGaA:
(a) has unconsolidated EBITDA representing 5% or more of the EBITDA of Fresenius Medical Care AG & Co. KGaA and its subsidiaries on a consolidated basis; or	(a) deren unkonsolidiertes EBITDA 5% oder mehr des EBITDA der Fresenius Medical Care AG & Co. KGaA und ihrer Tochtergesellschaften auf einer konsolidierten Basis darstellt, oder
(b) has unconsolidated gross assets representing 5% or more of the gross assets of Fresenius Medical Care AG & Co. KGaA and its subsidiaries on a consolidated basis,	(b) deren unkonsolidiertes Bruttovermögen 5% oder mehr des Bruttovermögens der Fresenius Medical Care AG & Co. KGaA und ihrer Tochtergesellschaften auf einer konsolidierten Basis darstellt,
in each case as determined by reference to the latest audited annual financial statements prepared in accordance with IFRS.	in allen Fällen bestimmt nach dem letzten geprüften Jahresabschluss, die in Übereinstimmung mit IFRS erstellt wurden.
EBITDA means operating income plus depreciation and amortization and is derived from the operating income determined in accordance with IFRS.	EBITDA entspricht dem Operativen Ergebnis zuzüglich Abschreibungen und wird von dem nach IFRS ermittelten Operativen Ergebnis abgeleitet.
(2) No Termination.	(2) Keine Kündigung.

The right to declare Notes due shall terminate if the situation giving rise to it has been cured before the right is exercised. No event or circumstance other than an event specified in § 9(1) shall entitle Holders to declare their Notes due and payable prior to their stated maturity save as expressly provided for in these Terms and Conditions and subject to applicable mandatory law.

Das Kündigungsrecht erlischt, falls der Kündigungsgrund vor Ausübung des Rechts geheilt wurde. Vorbehaltlich anwendbaren zwingenden Rechts berechtigen andere Ereignisse oder Umstände als die in § 9(1) genannten den Gläubiger nicht dazu, seine Schuldverschreibungen vorzeitig zur Rückzahlung fällig zu stellen, es sei denn, dies ist ausdrücklich in diesen Emissionsbedingungen bestimmt.

(3) Notice.	(3) Kündigungserklärung.

Any default notice in accordance with § 9(1) shall be made at least in text form (section 126b of the German Civil Code, Bürgerliches Gesetzbuch) to the specified office of the Fiscal Agent together with evidence by means of a certificate of the Holder's Custodian (as defined in § 14(3)) that such Holder, at the time of such notice, is a holder of the relevant Notes.

Eine Kündigungserklärung gemäß § 9(1) hat in der Weise zu erfolgen, dass der Gläubiger bei der angegebenen Geschäftsstelle der Emissionsstelle eine entsprechende Erklärung zumindest in Textform (§ 126 Bürgerliches Gesetzbuch) übergibt und dabei durch eine Bescheinigung seiner Depotbank (wie in § 14(3) definiert) nachweist, dass er die betreffenden Schuldverschreibungen zum Zeitpunkt der Erklärung hält.

(4) Quorum.	(4) Quorum.

In the events specified in subparagraph (1)(c) and/or (d) of this § 9, any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subparagraph (1) (a), (b) and (e) through (g) of this § 9 entitling Holders to declare their Notes due has occurred, become effective only when the Fiscal Agent has received such default notices from the Holders representing at least 25% of the aggregate principal amount of Notes then outstanding.

In den Fällen gemäß Absatz (1)(c) und/oder (d) dieses § 9 wird eine Kündigungserklärung, sofern nicht bei deren Eingang zugleich einer der in Absatz (1)(a), (b) und (e) bis (g) dieses § 9 bezeichneten Kündigungsgründe vorliegt, erst wirksam, wenn bei der Emissionsstelle Kündigungserklärungen von Gläubigern im Nennbetrag von mindestens 25% des Gesamtnennbetrages der zu diesem Zeitpunkt noch insgesamt ausstehenden Schuldverschreibungen eingegangen sind.

§ 10 (SUBSTITUTION)	§ 10 (ERSETZUNG)
(1) Substitution.	(1) Ersetzung

The Issuer (reference to which shall always include any previous Substitute Debtor (as defined below)) may, at any time, if no payment of principal of or interest on any of the Notes is in default, without the consent of the Holders, substitute for the Issuer any Affiliate (as defined below) of Fresenius Medical Care AG & Co. KGaA as the principal debtor in respect of all obligations arising from or in connection with the Notes (any such company, the Substitute Debtor), provided that:

Die Emittentin (wobei eine Bezugnahme auf die Emittentin auch alle früheren Nachfolgeschuldner (wie nachfolgend definiert) umfasst) ist jederzeit berechtigt, wenn kein Zahlungsverzug hinsichtlich Kapital oder Zinsen auf die Schuldverschreibungen vorliegt, ohne weitere Zustimmung der Gläubiger ein mit der Fresenius Medical Care AG & Co. KGaA verbundenes Unternehmen (wie nachfolgend definiert) an ihrer Stelle als Hauptschuldnerin (ein solches Unternehmen ist die Nachfolgeschuldnerin) für alle Verpflichtungen aus und im Zusammenhang mit den Schuldverschreibungen einzusetzen, vorausgesetzt, dass:

(a)

the Substitute Debtor assumes all obligations of the Issuer in respect of the Notes and is in a position to fulfill all payment obligations arising from or in connection with the Notes in the Specified Currency without, subject to lit. (e) below, the necessity of any taxes or duties levied by the country or jurisdiction in which the Substitute Debtor is domiciled (other than taxes which would also be levied in the absence of such substitution) to be withheld or deducted at source and to transfer all amounts which are required therefore to the Paying Agent without any restrictions, and that in particular all necessary authorizations to this effect by any competent authority have been obtained, and, to the extent service of process must be effected to the Substitute Debtor outside of Germany, a service of process agent in Germany is appointed;

(a)

die Nachfolgeschuldnerin alle Verpflichtungen der Emittentin im Zusammenhang mit den Schuldverschreibungen rechtswirksam übernimmt und sie sämtliche sich aus oder im Zusammenhang mit den Schuldverschreibungen ergebenden Zahlungsverpflichtungen in der Festgelegten Währung ohne die Notwendigkeit (vorbehaltlich Buchstabe (e)) einer Einbehaltung an der Quelle oder des Abzugs irgendwelcher Steuern oder Abgaben in dem Land oder Hoheitsgebiet, in dem die Nachfolgeschuldnerin ihren Sitz hat (mit Ausnahme von Steuern, die auch angefallen wären, wäre die Ersetzung nicht erfolgt), erfüllen sowie die hierzu erforderlichen Beträge ohne Beschränkungen an die Zahlstelle transferieren kann und sie insbesondere jede hierfür notwendige Genehmigung der Behörden ihres Landes erhalten hat, und, sofern eine Zustellung an die Nachfolgeschuldnerin außerhalb von Deutschland erfolgen müsste, ein Zustellungsbevollmächtigter in Deutschland bestellt wird;

(b)

if at the time of such substitution the Issuer is Fresenius Medical Care AG & Co. KGaA, the Issuer irrevocably and unconditionally guarantees (the Substitution Guarantee) in favor of each Holder the payment of all sums payable by the Substitute Debtor in respect of the Notes on terms equivalent to the terms of the Guarantee;

(b)

wenn zum Zeitpunkt der Ersetzung Fresenius Medical Care AG & Co. KGaA die Emittentin ist, die Emittentin unwiderruflich und unbedingt gegenüber den Gläubigern die Zahlung aller von der Nachfolgeschuldnerin auf die Schuldverschreibungen zahlbaren Beträge zu Bedingungen garantiert (die Ersetzungsgarantie), die den Bedingungen der Garantie entsprechen;

(c)

the Substitute Debtor and the Issuer have obtained all necessary governmental and regulatory approvals and consents for such substitution and for the giving by the Issuer of the Substitution Guarantee

(c) die Nachfolgeschuldnerin und die Emittentin alle für die Ersetzung und die Abgabe der Ersetzungsgarantie von der Emittentin notwendigen Genehmigungen und Einverständniserklärungen von in respect of the obligations of the Substitute Debtor, that the Substitute Debtor has obtained all necessary governmental and regulatory approvals and consents for the performance by the Substitute Debtor of its obligations under the Notes, and that all such approvals and consents are in full force and effect and that the obligations assumed by the Substitute Debtor and the Substitution Guarantee given by the Issuer are each valid and binding in accordance with their respective terms and enforceable by each Holder;

Regierungsstellen und Aufsichtsbehörden erhalten haben, die Nachfolgeschuldnerin alle für die Erfüllung ihrer Verpflichtungen aus den Schuldverschreibungen notwendigen Genehmigungen und Einverständniserklärungen von Regierungsstellen und Aufsichtsbehörden erhalten hat und weiterhin sämtliche dieser Genehmigungen und Einverständniserklärungen in vollem Umfang gültig und wirksam sind und zudem die Verpflichtungen der Nachfolgeschuldnerin und die von der Emittentin begebene Ersetzungsgarantie gemäß ihren Bestimmungen wirksam und rechtsverbindlich und durch jeden Gläubiger durchsetzbar sind;

(d)

§ 9 shall be deemed to be amended so that it shall also be an Event of Default under such provision if the Substitution Guarantee shall cease to be valid or binding on or enforceable against Fresenius Medical Care AG & Co. KGaA;

(d)

§ 9 dergestalt als ergänzt gilt, dass ein zusätzlicher Kündigungsgrund unter dieser Bestimmung der Wegfall der Wirksamkeit, Rechtsverbindlichkeit oder Durchsetzbarkeit der Ersetzungsgarantie gegen Fresenius Medical Care AG & Co. KGaA ist;

(e)

the Substitute Debtor undertakes to reimburse any Holder for such taxes, fees or duties which may be imposed upon such Holder in connection with any payments on the Notes (including taxes or duties being deducted or withheld at source), upon conversion or otherwise, as a consequence of the assumption of the Issuer's obligations by the Substitute Debtor, provided that such undertaking shall be limited to amounts that would not have been imposed upon the Holder had such substitution not occurred; and

(e)

die Nachfolgeschuldnerin sich verpflichtet, jedem Gläubiger alle Steuern, Gebühren oder Abgaben zu erstatten, die ihm im Zusammenhang mit Zahlungen auf die Schuldverschreibungen (einschließlich Steuern und Abgaben, die an der Quelle abgeführt oder einbehalten wurden), durch den Schuldnerwechsel oder in anderer Weise infolge der Schuldübernahme durch die Nachfolgeschuldnerin auferlegt werden, vorausgesetzt, dass sich die Verpflichtung auf Beträge beschränkt, die der Gläubiger ohne die Ersetzung der Emittentin nicht hätte tragen müssen; und

(f) there shall have been delivered to the Fiscal Agent one opinion for each jurisdiction affected of lawyers of	(f) der Emissionsstelle jeweils ein Rechtsgutachten bezüglich der betroffenen Rechtsordnungen von

recognized standing to the effect that subparagraphs (a) through (e) above have been satisfied.	anerkannten Rechtsanwälten vorgelegt wurden, die bestätigen, dass die Bestimmungen in den vorstehenden Unterabsätzen (a) bis (e) erfüllt wurden.

For purposes of this § 10, Affiliate shall mean any affiliated company (verbundenes Unternehmen) within the meaning of sections 15 et seqq. of the German Stock Corporation Act (Aktiengesetz) held by Fresenius Medical Care AG & Co. KGaA.

Für Zwecke dieses § 10 bedeutet verbundenes Unternehmen jedes von Fresenius Medical Care AG & Co. KGaA gehaltene verbundene Unternehmen im Sinne der §§ 15 ff. Aktiengesetz.
(2) Discharge from Obligations. References.	(2) Schuldbefreiung. Bezugnahmen.

Upon a substitution in accordance with this § 10, the Substitute Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Issuer as issuer and the Notes shall thereupon be deemed to be amended to give effect to the substitution including that the relevant jurisdiction in relation to the Issuer in § 7 shall be the Substitute Debtor's country of domicile for tax purposes. Furthermore, in the event of such substitution, in § 7 and § 5(2) an alternative reference to the Federal Republic of Germany shall be deemed to have been included in addition to the reference according to the preceding sentence to the country of domicile or residence for taxation purposes of the Substitute Debtor.

Nach einer Ersetzung gemäß dieses § 10 gilt die Nachfolgeschuldnerin als in den Schuldverschreibungen an Stelle der Emittentin als Hauptschuldnerin bestimmt und die Schuldverschreibungen gelten als dementsprechend ergänzt, um der Ersetzung zur Durchsetzung zu verhelfen, und als die relevante Steuerjurisdiktion in Bezug auf § 7 gilt die Jurisdiktion, in der die Nachfolgeschuldnerin steuerlich ansässig ist. Des Weiteren gilt im Fall einer Ersetzung in § 7 und § 5(2) eine alternative Bezugnahme auf die Bundesrepublik Deutschland als aufgenommen (zusätzlich zu der Bezugnahme nach Maßgabe des vorstehenden Satzes auf das Land, in dem die Nachfolgeschuldnerin ihren Sitz oder Steuersitz hat).

Any such substitution, together with the notice referred to in subparagraph (3) below, shall, in the case of the substitution of any other company as principal debtor, operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes.

Jede Ersetzung zusammen mit der Mitteilung gemäß Absatz 3 dieser Bestimmung befreit, im Fall der Einsetzung einer anderen Gesellschaft als Hauptschuldnerin, die Emittentin von allen Verbindlichkeiten, die sie als Hauptschuldnerin unter den Schuldverschreibungen hatte.

(3) Notification to Holders.	(3) Benachrichtigung der Gläubiger.
Not later than 15 Payment Business Days after effecting the substitution, the Substitute Debtor shall give notice thereof to the Holders and, if any Notes are listed on	Spätestens 15 Zahltage nach Durchführung der Ersetzung wird die Nachfolgeschuldnerin dies den Gläubigern und, sollten die Schuldverschreibungen an einer Börse

any stock exchange, to such stock exchange in accordance with § 12 and to any other person or authority as required by applicable laws or regulations.	notiert sein, dieser Börse gemäß § 12 mitteilen und jede andere Person oder Stelle, gemäß den anwendbaren Gesetzen und Regelungen informieren.
§ 11 (FURTHER ISSUES, PURCHASES AND CANCELLATION)	§ 11 (BEGEBUNG WEITERER SCHULDVERSCHREIBUNGEN, ANKAUF UND ENTWERTUNG)
(1) Further Issues.	(1) Begebung weiterer Schuldverschreibungen.

The Issuer may from time to time, without the consent of the Holders, issue further Notes having the same terms and conditions as the Notes of this series in all respects (or in all respects except for the issue date, interest commencement date and/or the issue price) so as to form a single series with the Notes of this series.

Die Emittentin kann ohne Zustimmung der Gläubiger weitere Schuldverschreibungen begeben, die in jeder Hinsicht (gegebenenfalls mit Ausnahme des Tags der Begebung, des Zinslaufbeginns und/oder des Ausgabepreises) die gleichen Bedingungen wie die Schuldverschreibungen dieser Serie haben und die zusammen mit den Schuldverschreibungen dieser Serie eine einheitliche Gesamtemission bilden.

(2) Purchases.	(2) Ankauf.

The Issuer may at any time purchase Notes in the open market or otherwise and at any price. Notes purchased by the Issuer may, at the option of the Issuer, be held, resold or surrendered to the Fiscal Agent for cancellation. If purchases are made by tender, tenders for such Notes must be made available to all Holders of such Notes alike.

Die Emittentin ist berechtigt, jederzeit Schuldverschreibungen im Markt oder anderweitig zu jedem beliebigen Preis zu kaufen. Die von der Emittentin erworbenen Schuldverschreibungen können nach Wahl der Emittentin von ihr gehalten, weiterverkauft oder bei der Emissionsstelle zwecks Entwertung eingereicht werden. Sofern diese Käufe durch öffentliches Angebot erfolgen, muss dieses Angebot allen Gläubigern gemacht werden.

(3) Cancellation.	(3) Entwertung.
All Notes redeemed in full shall be cancelled forthwith and may not be reissued or resold.	Sämtliche vollständig zurückgezahlten Schuldverschreibungen sind unverzüglich zu entwerten und können nicht wiederbegeben oder wiederverkauft werden.

§ 12 (NOTICES)	§ 12 (MITTEILUNGEN)
(1) Publication.	(1) Bekanntmachung.

As long as the Notes are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the regulated market of the Luxembourg Stock Exchange (and as long as the rules and regulations of the Luxembourg Stock Exchange so require), all notices concerning the Notes will be made by means of electronic publication on the internet website of the Luxembourg Stock Exchange (www.bourse.lu). Any notice will be deemed to have been validly given on the third day following the date of such publication (or, if published more than once, on the third day following the date of the first such publication).

Solange Schuldverschreibungen im amtlichen Kursblatt (official list) der Luxemburger Börse notiert und zum Handel am regulierten Markt der Luxemburger Börse zugelassen sind (und die Vorschriften der Luxemburger Börse dies verlangen), sind alle die Schuldverschreibungen betreffenden Mitteilungen auf der Internetseite der Luxemburger Börse (www.bourse.lu) zu veröffentlichen. Jede derartige Mitteilung gilt mit dem dritten Tag nach dem Tag der Veröffentlichung (oder bei mehreren Veröffentlichungen mit dem dritten Tag nach dem Tag der ersten solchen Veröffentlichung) als wirksam erfolgt.

(2) Notification to Clearing System.	(2) Mitteilungen an das Clearingsystem.

So long as any Notes are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the regulated market of the Luxembourg Stock Exchange, subparagraph (1) shall apply. If the Rules of the Luxembourg Stock Exchange otherwise so permit, the Issuer may deliver the relevant notice to the Clearing System for communication by the Clearing System to the Holders, in lieu of publication as set forth in subparagraph (1) above; any such notice shall be deemed to have been given on the seventh day after the day on which the said notice was given to the Clearing System.

Solange Schuldverschreibungen im amtlichen Kursblatt (official list) der Luxemburger Börse notiert und zum Handel am regulierten Markt der Luxemburger Börse zugelassen sind, sind alle die Schuldverschreibungen betreffenden Mitteilungen gemäß Absatz 1 bekanntzumachen. Soweit die Regeln der Luxemburger Börse dies zulassen, kann die Emittentin eine Veröffentlichung nach Absatz 1 durch eine Mitteilung an das Clearing System zur Weiterleitung an die Gläubiger ersetzen; jede derartige Mitteilung gilt am siebten Tag nach dem Tag der Mitteilung an das Clearing System als den Gläubigern mitgeteilt.

§ 13 (AMENDMENTS TO THE TERMS AND CONDITIONS BY RESOLUTION OF THE HOLDERS, HOLDERS' REPRESENTATIVE, AMENDMENT OF THE GUARANTEE)	§ 13 (ÄNDERUNG DER EMISSIONSBEDINGUNGEN DURCH BESCHLUSS DER GLÄUBIGER; GEMEINSAMER VERTRETER, ÄNDERUNG DER GARANTIE)
(1) Majority resolutions pursuant to the German Act on Issues of Debt Securities.	(1) Mehrheitsbeschlüsse nach dem Schuldverschreibungsgesetz.

The Holders may with consent of the Issuer (if required) by a majority resolution pursuant to section 5 et seqq. of the German Act on Issues of Debt Securities (Gesetz über Schuldverschreibungen aus Gesamtemissionen) (the SchVG), as amended from time to time, agree to amendments of the Terms and Conditions or resolve any other matters provided for by the SchVG. In particular, the Holders may consent to amendments which materially change the substance of the Terms and Conditions, including such measures as provided for under section 5 paragraph 3 of the SchVG by resolutions passed by such majority of the votes of the Holders as stated under § 13(2) below. A duly passed majority resolution shall be binding upon all Holders.

Die Gläubiger können mit Zustimmung der Emittentin (soweit erforderlich) aufgrund Mehrheitsbeschlusses nach Maßgabe der §§ 5 ff. des Gesetzes über Schuldverschreibungen aus Gesamtemissionen (das SchVG) in seiner jeweils gültigen Fassung die Emissionsbedingungen ändern oder sonstige Maßnahmen gemäß dem SchVG beschließen. Die Gläubiger können insbesondere einer Änderung wesentlicher Inhalte der Emissionsbedingungen, einschließlich der in § 5 Absatz 3 SchVG vorgesehenen Maßnahmen durch Beschlüsse mit den in dem nachstehenden § 13(2) genannten Mehrheiten zustimmen. Ein ordnungsgemäß gefasster Mehrheitsbeschluss ist für alle Gläubiger verbindlich.

(2) Majority.	(2) Mehrheit.

Except as provided by the following sentence and provided that the quorum requirements are being met, the Holders may pass resolutions by simple majority of the voting rights participating in the vote. Resolutions which materially change the substance of the Terms and Conditions, in particular in the cases of section 5 paragraph 3 numbers 1 through 9 SchVG, or relating to material other matters may only be passed by a majority of at least 75% of the voting rights participating in the vote (a Qualified Majority).

Vorbehaltlich des nachstehenden Satzes und der Erreichung der erforderlichen Beschlussfähigkeit, beschließen die Gläubiger mit der einfachen Mehrheit der an der Abstimmung teilnehmenden Stimmrechte. Beschlüsse, durch welche der wesentliche Inhalt der Emissionsbedingungen, insbesondere in den Fällen des § 5 Absatz 3 Nummern 1 bis 9 SchVG, geändert wird, bedürfen zu ihrer Wirksamkeit einer Mehrheit von mindestens 75% der an der Abstimmung teilnehmenden Stimmrechte (eine Qualifizierte Mehrheit).

(3) Passing of resolutions.	(3) Beschlussfassung.

The Holders can pass resolutions in a meeting (Gläubigerversammlung) in accordance with section 5 et seqq. of the SchVG or by means of a vote without a meeting (Abstimmung ohne Versammlung) in accordance with section 18 and section 5 et seqq. of the SchVG.

Die Gläubiger können Beschlüsse in einer Gläubigerversammlung gemäß §§ 5 ff. SchVG oder im Wege einer Abstimmung ohne Versammlung gemäß § 18 und § 5 ff. SchVG fassen.

(4) Meeting.	(4) Gläubigerversammlung.

Attendance at the meeting and exercise of voting rights is subject to the Holders' registration. The registration must be received at the address stated in the convening notice no later than the third day preceding the meeting. As part of the registration, Holders must demonstrate their eligibility to participate in the vote in accordance with section 10 paragraph 3 of the SchVG.

Die Teilnahme an der Gläubigerversammlung und die Ausübung der Stimmrechte ist von einer vorherigen Anmeldung der Gläubiger abhängig. Die Anmeldung muss unter der in der Bekanntmachung der Einberufung mitgeteilten Adresse spätestens am dritten Tag vor der Gläubigerversammlung zugehen. Mit der Anmeldung müssen die Gläubiger ihre Berechtigung zur Teilnahme an der Abstimmung gemäß § 10 Absatz 3 SchVG nachweisen.

(5) Vote without a meeting.	(5) Abstimmung ohne Versammlung.
Together with casting their votes Holders must demonstrate their eligibility to participate in the vote in accordance with § 10 paragraph 3 of the SchVG.	Zusammen mit der Stimmabgabe müssen die Gläubiger ihre Berechtigung zur Teilnahme an der Abstimmung gemäß § 10 Absatz 3 SchVG nachweisen.
(6) Second meeting.	(6) Zweite Versammlung.

If it is ascertained that no quorum exists for the meeting pursuant to § 13(4) or the vote without a meeting pursuant to § 13(5), in case of a meeting the chairman (Vorsitzender) may convene a second meeting in accordance with section 15 paragraph 3 sentence 2 of the SchVG or in case of a vote without a meeting the scrutineer (Abstimmungsleiter) may convene a second meeting within the meaning of section 15 paragraph 3 sentence 3 of the SchVG. Attendance at the second meeting and exercise of voting rights is subject to the Holders' registration. The provisions set out in § 13(4) sentence 3 shall apply mutatis mutandis to the Holders' registration for a second meeting.

Wird für die Gläubigerversammlung gemäß § 13(4) oder die Abstimmung ohne Versammlung gemäß § 13(5) die mangelnde Beschlussfähigkeit festgestellt, kann – im Fall der Gläubigerversammlung – der Vorsitzende eine zweite Versammlung im Sinne von § 15 Absatz 3 Satz 2 SchVG und – im Fall der Abstimmung ohne Versammlung – der Abstimmungsleiter eine zweite Versammlung im Sinne von § 15 Absatz 3 Satz 3 SchVG einberufen. Die Teilnahme an der zweiten Versammlung und die Ausübung der Stimmrechte sind von einer vorherigen Anmeldung der Gläubiger abhängig. Für die Anmeldung der Gläubiger zu einer zweiten Versammlung gilt § 13(4) Satz 3 entsprechend.

(7) Holders' representative.	(7) Gemeinsamer Vertreter.
The Holders may by majority resolution provide for the appointment or dismissal of a joint representative (the Holders' Representative), the duties and	Die Gläubiger können durch Mehrheitsbeschluss einen gemeinsamen Vertreter (der Gemeinsame Vertreter) bestellen oder abberufen und die Pflichten, responsibilities and the powers of such Holders' Representative, the transfer of the rights of the Holders to the Holders' Representative and a limitation of liability of the Holders' Representative. § 13(2) to (6) also apply to the resolution regarding the appointment of a Holders' Representative. Appointment of a Holders' Representative may only be passed by a Qualified Majority if such Holders' Representative is to be authorized to consent, in accordance with § 13(2) hereof, to a material change in the substance of the Terms and Conditions or other material matters.

Aufgaben und Befugnisse des Gemeinsamen Vertreters, die Übertragung der Rechte der Gläubiger auf den Gemeinsamen Vertreter und eine Beschränkung der Haftung des Gemeinsamen Vertreters festlegen. Die § 13(2) bis (6) gelten auch für die Beschlussfassung über die Bestellung eines Gemeinsamen Vertreters. Die Bestellung eines Gemeinsamen Vertreters bedarf einer Qualifizierten Mehrheit, wenn der Gemeinsame Vertreter befugt ist, Änderungen des wesentlichen Inhalts der Emissionsbedingungen oder sonstigen wesentlichen Maßnahmen gemäß § 13(2) zuzustimmen.

(8) Publication.	(8) Veröffentlichung.
Any notices concerning this § 13 shall be made exclusively pursuant to the provisions of the SchVG.	Alle Bekanntmachungen diesen § 13 betreffend erfolgen ausschließlich gemäß den Bestimmungen des SchVG.
(9) Amendment of the Guarantee.	(9) Änderung der Garantie.
The provisions set out above applicable to the amendment of the Terms and Conditions of the Notes shall apply mutatis mutandis to the Guarantee.	Die oben aufgeführten auf die Änderung der Emissionsbedingungen der Schuldverschreibungen anwendbaren Bestimmungen gelten entsprechend für die Bestimmungen der Garantie.
§ 14 (APPLICABLE LAW, PLACE OF JURISDICTION AND ENFORCEMENT)	§ 14 (ANWENDBARES RECHT, GERICHTSSTAND UND GERICHTLICHE GELTENDMACHUNG)
(1) Applicable Law.	(1) Anwendbares Recht.
The Notes, as to form and content, and all rights and obligations of the Holders and the Issuer, shall be governed in every respect by German law.	Form und Inhalt der Schuldverschreibungen sowie die Rechte und Pflichten der Gläubiger und der Emittentin bestimmen sich in jeder Hinsicht nach deutschem Recht.
(2) Place of Jurisdiction.	(2) Gerichtsstand.

Subject to any mandatory jurisdiction for specific proceedings under the SchVG, the District Court (Landgericht) in Frankfurt am Main shall have non-exclusive jurisdiction for any action or other legal proceedings

Vorbehaltlich eines zwingenden Gerichtsstandes für besondere Rechtsstreitigkeiten im Zusammenhang mit dem SchVG, ist das Landgericht Frankfurt am Main nicht ausschließlich zuständig für

(Proceedings) arising out of or in connection with the Notes.	sämtliche im Zusammenhang mit den Schuldverschreibungen entstehenden Klagen oder sonstige Verfahren (Rechtsstreitigkeiten).
(3) Enforcement.	(3) Gerichtliche Geltendmachung.

Any Holder of Notes may in any proceedings against the Issuer or the Guarantor or to which such Holder and the Issuer or the Guarantor are parties, protect and enforce in his own name his rights arising under such Notes on the basis of (i) a statement issued by the Custodian with whom such Holder maintains a securities account in respect of the Notes (a) stating the full name and address of the Holder, (b) specifying the aggregate principal amount of Notes credited to such securities account on the date of such statement and (c) confirming that the Custodian has given written notice to the Clearing System containing the information pursuant to (a) and (b) which has been confirmed by the Clearing System; (ii) a copy of the Note in global form certified as being a true copy by a duly authorized officer of the Clearing System or a depositary of the Clearing System, without the need for production in such proceedings of the actual records or the global note representing the Notes or (iii) any other means of proof permitted in legal proceedings in the country of enforcement. For purposes of the foregoing, Custodian means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of the Notes and which maintains an account with the Clearing System, and includes the Clearing System. Each Holder may, without prejudice to the foregoing, protect and enforce his rights under these Notes also in any other way which is admitted in the country of the Proceedings.

Jeder Gläubiger von Schuldverschreibungen ist berechtigt, in jedem Rechtsstreit gegen die Emittentin oder die Garantiegeberin oder in jedem Rechtsstreit, in dem der Gläubiger und die Emittentin oder die Garantiegeberin Partei sind, seine Rechte aus diesen Schuldverschreibungen im eigenen Namen auf der folgenden Grundlage zu schützen oder geltend zu machen: (i) er bringt eine Bescheinigung der Depotbank bei, bei der er für die Schuldverschreibungen ein Wertpapierdepot unterhält, welche (a) den vollständigen Namen und die vollständige Adresse des Gläubigers enthält, (b) den Gesamtnennbetrag der Schuldverschreibungen bezeichnet, die unter dem Datum der Bestätigung auf dem Wertpapierdepot verbucht sind und (c) bestätigt, dass die Depotbank gegenüber dem Clearingsystem eine schriftliche Erklärung abgegeben hat, die die vorstehend unter (a) und (b) bezeichneten Informationen enthält und einen Bestätigungsvermerk des Clearingsystems trägt; (ii) er legt eine Kopie der die betreffenden Schuldverschreibungen verbriefenden Globalurkunde vor, deren Übereinstimmung mit dem Original eine vertretungsberechtigte Person des Clearingsystems oder des Verwahrers des Clearingsystems bestätigt hat, ohne dass eine Vorlage der Originalbelege oder der die Schuldverschreibungen verbriefenden Globalurkunde in einem solchen Verfahren erforderlich wäre oder (iii) auf jede andere Weise, die im Lande der Geltendmachung prozessual zulässig ist. Für die Zwecke des Vorstehenden bezeichnet Depotbank jede Bank oder ein sonstiges anerkanntes Finanzinstitut, das berechtigt ist, das Wertpapierverwahrungsgeschäft zu betreiben und bei der/dem der Gläubiger ein Wertpapierdepot für die Schuldverschreibungen unterhält und ein Konto beim Clearingsystem unterhält, einschließlich des Clearingsystems. Jeder Gläubiger kann unbeschadet des Vorstehenden seine Rechte aus diesen Schuldverschreibungen auch auf jede andere Weise schützen und durchsetzen, die im Land des Verfahrens zulässig ist.

§ 15 (LANGUAGE)	§ 15 (SPRACHE)

These Terms and Conditions are written in the German language and provided with an English language translation. The German text shall be controlling and binding. The English language translation is provided for convenience only.

Diese Emissionsbedingungen sind in deutscher Sprache abgefasst. Eine Übersetzung in die englische Sprache ist beigefügt. Der deutsche Text ist bindend und maßgeblich. Die Übersetzung in die englische Sprache ist unverbindlich.

Part II.: ADDITIONAL INFORMATION

Teil II ZUSÄTZLICHE INFORMATIONEN

A. Essential information Grundlegende Angaben
Interests of Natural and Legal Persons involved in the Issue/Offer Interessen von Seiten natürlicher und juristischer Personen, die an der Emission/dem Angebot beteiligt sind

So far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer, except that certain Dealers and their affiliates may be customers of, and borrowers from the creditors of the Issuer and its affiliates. In addition, certain of the Dealers and their affiliates have engaged, and may in future engage, in investment banking and/or commercial banking transactions with, and may perform services for the Issuer or its affiliates in the ordinary course of business.

Nach Kenntnis der Emittentin bestehen bei den an der Emission beteiligten Personen keine Interessen, die für das Angebot bedeutsam sind, außer, dass bestimmte Platzeure und mit ihnen verbundene Unternehmen Kunden von, Kreditnehmer der oder Kreditgeber der Emittentin und mit ihr verbundener Unternehmen sein können. Außerdem sind bestimmte Platzeure an Investment Banking Transaktionen und/oder Commercial Banking Transaktionen mit der Emittentin oder mit ihr verbundenen Unternehmen beteiligt oder könnten sich in Zukunft daran beteiligen.

Reasons for the offer to the public or for the admission to trading and use of proceeds	General corporate purposes, including the refinancing of existing financial liabilities.
Gründe für das öffentliche Angebot oder die Zulassung zum Handel und Verwendung der Erlöse	Allgemeine Geschäftszwecke, einschließlich der Refinanzierung bestehender Finanzverbindlichkeiten.

Estimated net proceeds Geschätzter Nettobetrag der Erträge	EUR 744,825,000 EUR 744.825.000
Estimated total expenses (excluding commissions of the managers) of the issue Geschätzte Gesamtkosten (ausschließlich Provisionen der Manager) der Emission	EUR 50,000 EUR 50.000
Eurosystem eligibility EZB-Fähigkeit

☒	Intended to be held in a manner which would allow Eurosystem eligibility	Yes
	Soll in EZB-fähiger Weise gehalten werden	Ja

Yes. Note that the designation "Yes" in the case of a NGN simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper, and does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.

Ja. Es ist zu beachten, dass die Bestimmung "Ja" im Fall einer NGN lediglich bedeutet, dass die Schuldverschreibungen nach Begebung bei einer der ICSDs als gemeinsamer Verwahrer hinterlegt werden sollen, und es bedeutet nicht notwendigerweise, dass die Schuldverschreibungen als geeignete Sicherheit im Sinne der Währungspolitik des Eurosystems und der taggleichen Überziehungen (intraday credit operations) des Eurosystem entweder nach Begebung oder zu einem Zeitpunkt während ihrer Existenz anerkannt werden. Eine solche Anerkennung wird vom Urteil der EZB abhängen, dass die Eurosystemfähigkeitskriterien erfüllt werden.

B. Information concerning the securities to be offered/admitted to trading Informationen über die anzubietenden bzw. zum Handel zuzulassenden Wertpapiere
Securities Identification Numbers Wertpapier-Kenn-Nummern
Common Code Common Code	253044462
International Securities Identification Number (ISIN) Internationale Wertpapierkennnummer (ISIN)	XS2530444624
German Securities Code (WKN) Deutsche Wertpapierkennnummer (WKN)	A30VPB
Financial Instrument Short Name (FISN) Emittenten- und Instrumenten-Kurzname (FISN)	FRESENIUS MEDIC/.1EMTN 20270913
Classification of Financial Instruments Code (CFI) Klassifikationscode von Finanzinstrumenten (CFI)	DTFXFB

Any other securities number Andere Wertpapierkennnummer	Not applicable Nicht anwendbar
Historic Interest Rates and future performance as well as volatility Zinssätze der Vergangenheit und künftige Entwicklungen sowie ihre Volatilität	Not applicable Nicht anwendbar
Yield to final maturity Rendite bei Endfälligkeit	3.957 per cent. 3,957%

Representation of debt security holders including an identification of the organization representing the investors and provisions applying to such representation. Indication of the website where the public may have free access to the contracts relation to these forms of representation

Vertretung der Schuldtitelinhaber unter Angabe der die Anleger vertretenden Organisation und der für diese Vertretung geltenden Bestimmungen. Angabe der Website, auf der die Anleger die Verträge, die diese Repräsentationsformen regeln, kostenlos einsehen können

Not applicable Nicht anwendbar

Resolutions, authorizations and approvals by virtue of which the Notes will be created

Beschlüsse, Ermächtigungen und Genehmigungen, welche die Grundlage für die Schaffung der Schuldverschreibungen bilden

The issue of the Notes has been authorized by a resolution of the management board of the Issuer's general partner dated August 30, 2022 and by a resolution of the supervisory board of the Issuer's general partner dated December 1, 2021.

Die Begebung der Schuldverschreibungen wurde ordnungsgemäß genehmigt durch Vorstandsbeschluss der Komplementärin der Emittentin vom 30. August 2022 und Aufsichtsratsbeschluss der Komplementärin der Emittentin vom 1. Dezember 2021.

C. Terms and conditions of the offer of the Notes to the public Bedingungen und Konditionen des öffentlichen Angebots von Schuldverschreibungen
C.1 Conditions, offer statistics, expected timetable and action required to apply for the offer Angebotsstatistiken, erwarteter Zeitplan und erforderliche Maßnahmen für die Antragstellung	Not applicable Nicht anwendbar
C.2 Plan of distribution and allotment Plan für die Aufteilung der Wertpapiere und deren Zuteilung	Not applicable Nicht anwendbar

C.3 Pricing Kursfeststellung
Issue Price Ausgabepreis	99.635 per cent. 99,635%
Expected price at which the Notes will be offered Preis zu dem die Schuldverschreibungen voraussichtlich angeboten werden	Not applicable Nicht anwendbar
Amount of expenses and taxes charged to the subscriber / purchaser Kosten/Steuern, die dem Zeichner/Käufer in Rechnung gestellt	Not applicable Nicht anwendbar
C.4Placing and underwriting Platzierung und Emission

Name and address of the coordinator(s) of the global offer and of single parts of the offer and, to the extent known to the Issuer or the offeror, of the placers in the various countries where the offer takes place
Name und Anschrift des Koordinators/der Koordinatoren des globalen Angebots oder einzelner Teile des Angebots und – sofern der Emittentin oder dem Bieter bekannt – Angaben zu den Platzierern in den einzelnen Ländern des Angebots

Not applicable Nicht anwendbar
Method of distribution Vertriebsmethode
☐ Non-syndicated Nicht syndiziert
☒ Syndicated Syndiziert
Subscription Agreement Übernahmevertrag
Date of Subscription Agreement Datum des Subscription Agreements	September 15, 2022 15. September 2022
Material Features of the Subscription Agreement: Hauptmerkmale des Übernahmevertrages:

Under the Subscription Agreement, the Issuer agrees to issue the Notes and each Dealer agrees to purchase the Notes; the Issuer and each Dealer agree inter alia on the aggregate principal amount of the issue, the principal amount of the Dealers' commitments, the Issue Price, the Issue Date and the commissions.

Unter dem Übernahmevertrag vereinbart die Emittentin, die Schuldverschreibungen zu begeben und jeder Platzeur stimmt zu, die Schuldverschreibungen zu erwerben.

Die Emittentin und jeder Platzeur vereinbaren im Übernahmevertrag unter anderem den Gesamtnennbetrag der Emission, die gemäß der Übernahmeverpflichtung auf die Platzeure entfallenden Nennbeträge, den Ausgabepreis, den Valutierungstag und die Provisionen.

Management Details including form of commitment Einzelheiten bezüglich des Bankenkonsortiums einschließlich der Art der Übernahme
Specify Management Group or Dealer (names and addresses) Bankenkonsortium oder Platzeur angeben (Namen und Anschriften)

Active Bookrunners
Aktive Bookrunner

BNP Paribas
16, boulevard des Italiens
75009 Paris
France

Citigroup Global Markets Europe AG
Reuterweg 16
60323 Frankfurt am Main
Germany

Crédit Agricole Corporate and Investment Bank
12, Place des États-Unis
CS 70052
92127 Montrouge Cedex
France

Mizuho Securities Europe GmbH
Taunustor 1
60310 Frankfurt am Main
Germany

Passive Bookrunners
Passive Bookrunner

Goldman Sachs Bank Europe SE
Marienturm
Taunusanlage 9-10
60329 Frankfurt am Main
Germany

MUFG Securities (Europe) N.V.
World Trade Center, Tower H, 11th Floor
Zuidplein 98

1077 XV Amsterdam The Netherlands Scotiabank (Ireland) Designated Activity Company 4th Floor, IFSC House, Custom House Quay Dublin Ireland
☒ Firm commitment Feste Zusage
☐ no firm commitment / best efforts arrangements Keine feste Zusage / zu den bestmöglichen Bedingungen
Commissions Provisionen
Management/Underwriting Commission (specify) Management- und Übernahmeprovision (angeben)	0.325 per cent. 0,325%
Selling Concession (specify) Verkaufsprovision (angeben)	Not applicable Nicht anwendbar
Listing Commission (specify) Börsenzulassungsprovision (angeben)	Not applicable Nicht anwendbar
Prohibition of Sales to EEA Retail Investors Verbot des Verkaufs an Kleinanleger im Europäischen Wirtschaftsraum	Not applicable Nicht anwendbar
Prohibition of Sales to UK Retail Investors Verbot des Verkaufs an Kleinanleger im Vereinigten Königreich	Not applicable Nicht anwendbar
Stabilising Dealer/Manager Kursstabilisierender Dealer/Manager	BNP Paribas BNP Paribas
C.5Public Offer Jurisdictions Jurisdiktionen für öffentliches Angebot
Public Offer Jurisdiction(s) Jurisdiktionen, in denen ein öffentliches Angebot stattfindet	Luxembourg and Germany Luxemburg und Deutschland
D. Listing(s) and admission to trading Börsenzulassung(en) und Notierungsaufnahme	Yes Ja
☒ Regulated Market of the Luxembourg Stock Exchange

Regulierter Markt der Luxemburger Wertpapierbörse
☐ Other Sonstige
Date of admission Termin der Zulassung	September 20, 2022 20. September 2022
Estimate of the total expenses related to admission to trading Geschätzte Gesamtkosten für die Zulassung zum Handel	Not applicable Nicht anwendbar

All regulated markets or third-country markets, SME Growth Market or MTFs on which, to the knowledge of the Issuer, notes of the same class of the notes to be offered to the public or admitted to trading are already admitted to trading

Angabe sämtlicher regulierter Märkte oder Märkte in Drittstaaten, KMU-Wachstumsmärkte oder MTFs, auf denen nach Kenntnis der Emittentin Schuldverschreibungen der gleichen Wertpapierkategorie, die öffentlich angeboten oder zum Handel zugelassen werden sollen, bereits zum Handel zugelassen sind

☐	Regulated Market of the Luxembourg Stock Exchange Regulierter Markt der Luxemburger Wertpapierbörse
☐	Other Andere
☒	not applicable nicht anwendbar

Name and address of the entities which have a firm commitment to act as intermediaries in secondary trading, providing liquidity through bid and offer rates and description of the main terms of their commitment
Name und Anschrift der Institute, die aufgrund einer festen Zusage als Intermediäre im Sekundärhandel tätig sind und Liquidität mittels Geld- und Briefkursen erwirtschaften, und Beschreibung der Hauptbedingungen der Zusagevereinbarung

Not applicable Nicht anwendbar
E. Additional Information Zusätzliche Informationen
Rating of the Notes Rating der Schuldverschreibungen	The Issuer expects that, upon issuance, the Notes will be assigned a rating of BBB[1] by S&P Global Ratings Europe Limited, Baa3[2] by Moody's Deutschland GmbH and

[1]

According to the rating definitions published by S&P on its homepage, 'BBB' means: "Adequate capacity to meet financial commitments, but more subject to adverse economic conditions." Ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

[2]

According to the rating definitions published on its website, Moody's defines obligations rated 'Baa' as follows: "Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess speculative characteristics." Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 3 indicates a ranking in the lower end of that generic rating category.

BBB-[3] by Fitch Ratings Ireland Limited.
Die Emittentin erwartet, dass die Schuldverschreibungen nach ihrer Begebung ein Rating von BBB[4] durch S&P Global Ratings Europe Limited, Baa3[5] durch Moody's Deutschland GmbH und BBB-[6] durch Fitch Ratings Ireland Limited erhalten werden.

S&P Global Ratings Europe Limited is established in Ireland and is registered pursuant to Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended (the CRA Regulation). Moody's Deutschland GmbH is established in Germany and is registered pursuant to the CRA Regulation. Fitch Ratings Ireland Limited is established in Ireland and is registered pursuant to the CRA Regulation. The European Securities and Markets Authority (ESMA) publishes on its website (http://www.esma.europa.eu/page/List-registered-and-certified-CRAs) a list of credit rating agencies registered in accordance with the CRA Regulation. That list is updated within five working days following the adoption of a decision under Article 16, 17 or 20 CRA Regulation. The European Commission shall publish that updated list in the Official Journal of the European Union within 30 days following such update.

S&P Global Ratings Europe Limited hat ihren Sitz in Irland und ist gemäß Verordnung (EG) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen (in der geänderten Fassung) (die Ratingverordnung) registriert. Moody's Deutschland GmbH hat ihren Sitz in Deutschland und ist gemäß der Ratingverordnung registriert. Fitch Ratings Ireland Limited hat ihren Sitz in Irland und ist gemäß der Ratingverordnung registriert. Die Europäische

[3]

According to the rating definitions published on its website, Fitch defines obligations rated 'BBB' as follows: "BBB ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity." The modifiers "+" or "–" may be appended to a rating to denote relative status within major rating categories.

[4]

Gemäß der von S&P auf ihrer Website veröffentlichten Ratingdefinitionen ist 'BBB' wie folgt definiert: "Adäquate Kapazität zur Erfüllung der finanziellen Verpflichtungen, aber anfälliger für nachteilige wirtschaftliche Bedingungen." Den Ratings von 'AA' bis 'CCC' kann ein Pluszeichen (+) oder Minuszeichen (-) hinzugefügt werden, um den jeweiligen Rang innerhalb der größeren Ratingkategorie anzuzeigen.

[5]

Gemäß der auf ihrer Website veröffentlichten Ratingdefinitionen werden Verbindlichkeiten mit einem Rating von 'Baa' von Moody's wie folgt definiert: "Baa-geratete Verbindlichkeiten bergen ein moderates Kreditrisiko. Sie gelten als von mittlerer Qualität und weisen als solche mitunter spekulative Elemente auf." Moody's verwendet in den Ratingkategorien Aa bis Caa zusätzlich numerische Unterteilungen. Der Zusatz "3" bedeutet eine Einstufung in das untere Drittel der jeweiligen Ratingkategorie.

[6]

Gemäß der auf ihrer Website veröffentlichten Ratingdefinitionen werden Verbindlichkeiten mit einem Rating von 'BBB' von Fitch wie folgt definiert: "BBB Ratings weisen darauf hin, dass die Erwartungen hinsichtlich eines Ausfallrisikos momentan gering sind. Die Fähigkeit, finanzielle Verbindlichkeiten zu bezahlen, wird als adäquat angesehen, jedoch können nachteilige Geschäfts- oder Wirtschaftsbedingungen leichter zu einer Beeinträchtigung dieser Fähigkeit führen." Den Ratings kann ein Plus- oder ein Minuszeichen hinzugefügt werden, um den jeweiligen Rang innerhalb größerer Ratingkategorien anzuzeigen.

Wertpapier und Marktaufsichtsbehörde (ESMA) veröffentlicht auf ihrer Webseite (http://www.esma.europa.eu/page/List-registered-and-certified-CRAs) ein Verzeichnis der nach der Ratingverordnung registrierten Ratingagenturen. Dieses Verzeichnis wird innerhalb von fünf Werktagen nach Annahme eines Beschlusses gemäß Artikel 16, 17 oder 20 der Ratingverordnung aktualisiert. Die Europäische Kommission veröffentlicht das aktualisierte Verzeichnis im Amtsblatt der Europäischen Union innerhalb von 30 Tagen nach der Aktualisierung.

F.	Information to be provided regarding the consent by the Issuer or person responsible for drawing up the Prospectus and the Final Terms

Zur Verfügung zu stellende Informationen über die Zustimmung der Emittentin oder der für die Erstellung des Prospekts und der Endgültigen Bedingungen zuständigen Person

The consent to the use of the Prospectus and these Final Terms for the subsequent resale or final placement of Notes by all financial intermediaries is given by the Issuer in relation to Luxembourg and Germany.

The subsequent resale or final placement of Notes by financial intermediaries can be made during the offer period. The offer period commences on September 15, 2022 and ends on September 20, 2022.

Die Zustimmung zu der Verwendung des Prospekts und dieser Endgültigen Bedingungen zu der späteren Weiterveräußerung und der endgültigen Platzierung der Schuldverschreibungen durch alle Finanzintermediäre wird von der Emittentin in Bezug auf Luxemburg und Deutschland erteilt.

Die spätere Weiterveräußerung und endgültige Platzierung der Wertpapiere durch Finanzintermediäre kann während der Angebotsfrist erfolgen. Die Angebotsfrist beginnt am 15. September 2022 und endet am 20. September 2022.

Third Party Information

Informationen von Seiten Dritter

With respect to any information included herein and specified to be sourced from a third party (i) the Issuer confirms that any such information has been accurately reproduced and as far as the Issuer is aware and is able to ascertain from information available to it from such third party, no facts have been omitted which would render the reproduced information inaccurate or misleading and (ii) the Issuer has not independently verified any such information and accepts no responsibility for the accuracy thereof.

Hinsichtlich der hierin enthaltenen und als solche gekennzeichneten Informationen von Seiten Dritter gilt Folgendes: (i) Die Emittentin bestätigt, dass diese Informationen zutreffend wiedergegeben worden sind und - soweit es der Emittentin bekannt ist und sie aus den von diesen Dritten zur Verfügung gestellten Informationen ableiten konnte - wurden keine Fakten unterschlagen, die die wiedergegebenen Informationen unzutreffend oder irreführend gestalten würden; (ii) die Emittentin hat diese Informationen nicht selbständig überprüft und übernimmt keine Verantwortung für ihre Richtigkeit.

Fresenius Medical Care AG & Co. KGaA represented by Fresenius Medical Care Management AG, its general partner

Fresenius Medical Care AG & Co. KGaA vertreten durch Fresenius Medical Care Management AG, ihren persönlich haftenden Gesellschafter

_________________________________

Helen Giza

Member of the management board of Fresenius Medical Care Management AG

_________________________________

Dr. Katarzyna Mazur-Hofsäß

Member of the management board of Fresenius Medical Care Management AG

Annex

Summary for the Individual Issue

SECTION A: INTRODUCTION CONTAINING WARNINGS

This summary relates to the series EUR 750,000,000 3.875 per cent. Notes due September 20, 2027 with the ISIN XS2530444624 (the Notes), issued by Fresenius Medical Care AG & Co. KGaA, Else-Kröner-Straße 1, 61352 Bad Homburg vor der Höhe, Germany (tel.: +49-6172-609-0; website: www.freseniusmedicalcare.com; LEI: 549300CP8NY40UP89Q40) (the Issuer and, together with its consolidated group companies, the Group, also referred to as we, us or our) under the Issuer's EUR 10,000,000,000 Debt Issuance Program (the Program).

The Commission de Surveillance du Secteur Financier (CSSF), 283, route d'Arlon L-1150 Luxembourg (tel.: +352 26 25 1 - 1; fax: +352 26 25 1 - 2601; e-mail: direction@cssf.lu) has approved the base prospectus for the Program (the Base Prospectus) as the competent authority under Regulation (EU) 2017/1129 on May 17, 2022.

This Summary has been prepared in accordance with Article 7 of Regulation (EU) 2017/1129 and should be read as an introduction to the Base Prospectus and the applicable Final Terms. Any decision to invest in the Notes should be based on consideration of the Base Prospectus as a whole, including any documents incorporated by reference therein, and the applicable Final Terms by the investor. An investor in the Notes could lose all or part of the invested capital. Where a claim relating to the information contained in the Base Prospectus or the applicable Final Terms is brought before a court, the plaintiff investor might, under national law, have to bear the costs of translating the Base Prospectus and the applicable Final Terms, before the legal proceedings are initiated. Civil liability attaches only to those persons who have tabled the Summary including any translation thereof, but only if the Summary is misleading, inaccurate or inconsistent, when read together with the Base Prospectus and the applicable Final Terms, or where it does not provide, when read together with the Base Prospectus and the applicable Final Terms, key information in order to aid investors when considering whether to invest in such Notes.

SECTION B: KEY INFORMATION ON THE ISSUER

B.1 Who is the issuer of the securities?

B.1.1 Domicile, legal form, LEI, law under which it operates and country of operation

The Issuer is a partnership limited by shares (Kommanditgesellschaft auf Aktien) with a German stock corporation (Aktiengesellschaft) as a general partner and its registered seat (Sitz) at Hof an der Saale, Germany, incorporated under and governed by the laws of Germany. The LEI of the Issuer is 549300CP8NY40UP89Q40.

B.1.2 Principal activities

The Issuer's principal activity is to act as holding company for its subsidiaries, which provide dialysis care and related services to persons who suffer from end-stage kidney diseases as well as other health care services, and which develop and manufacture a wide variety of health care products, which include both dialysis and non-dialysis products.

B.1.3 Major shareholders

As of March 31, 2022, the Issuer's share capital consisted of 293,027,279 issued and outstanding ordinary shares. Fresenius SE & Co. KGaA (Fresenius SE) owned approximately 32.2% of the Issuer's ordinary shares on March 31, 2022. Fresenius SE is also the owner of 100% of the outstanding share capital of the Issuer's general partner and has sole power to elect the supervisory board of the Issuer's general partner. Through its ownership of the Issuer's general partner, Fresenius SE is able to exercise de facto management control of the Issuer, even though it owns less than a majority of the Issuer's outstanding voting shares. The Else Kröner-Fresenius-Stiftung is the sole shareholder of Fresenius Management SE, the general partner of Fresenius SE, and has sole power to elect the supervisory board of Fresenius Management SE. In addition, the Else Kröner-Fresenius-Stiftung owned approximately 26.6% of the share capital of Fresenius SE on December 31, 2021.

B.1.4 Key managing directors

The Issuer's sole general partner is Fresenius Medical Care Management AG (Management AG). As the Issuer's general partner, Management AG is solely responsible for the management of the Issuer, including all exceptional management measures, and solely represents the Issuer in its dealings with third parties. When acting in its capacity as general partner for the Issuer, Management AG is acting through its management board (Management Board). The Management Board consists of Rice Powell, Helen Giza, William Valle, Dr. Katarzyna Mazur-Hofsäß and Franklin W. Maddux.

As previously announced, the Chief Executive Officer and Chairman of the Management Board, Rice Powell, will be succeeded by Dr. Carla Kriwet. Dr. Kriwet will now assume office effective October 1, 2022. Rice Powell is stepping down from his position on September 30, 2022, after 10 years of heading the Issuer.

B.1.5 Identity of the statutory auditors

PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, Friedrich-Ebert-Anlage 35-37, 60327 Frankfurt am Main, Germany (PwC), a member of the German Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany, was appointed to serve as independent auditor of the Issuer for the fiscal years ended December 31, 2021 and 2020.

B.2 What is the key financial information regarding the Issuer?

The following selected consolidated financial information has been taken or derived from our consolidated financial statements prepared in accordance with IFRS as of and for the six months ended June 30, 2022 and as of and for each of the fiscal years ended December 31, 2021 and 2020. PwC audited the consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020 and issued unqualified auditor's reports (uneingeschränkte Bestätigungsvermerke) thereon. The selected consolidated financial information as of and for the six months ended June 30, 2022 and 2021 has been taken or derived from our unaudited condensed consolidated interim financial statements as of and for the six months ended June 30, 2022 prepared in accordance with IFRS applicable to interim financial reporting (IAS 34). Our unaudited condensed consolidated interim financial statements were prepared on a basis substantially consistent with our audited consolidated financial statements. This information should be read together with our consolidated financial statements and the notes to those statements incorporated by reference into the Base Prospectus.

Selected Consolidated Statements of Income Data

	For the six months ended June 30,		For the fiscal year ended December 31,

In € millions, except per share amounts	2022 (unaudited)	2021 (unaudited)	2021 (audited)	2020 (audited)
Revenue	9,305	8,530	17,619	17,859
Gross profit	2,604	2,491	5,077	5,537
Operating income	688	898	1,852	2,304
Net income attributable to shareholders of the Issuer	305	468	969	1,164
Basic earnings per share	1.04	1.60	3.31	3.96
Diluted earnings per share	1.04	1.60	3.31	3.96

Selected Consolidated Balance Sheet Data

	As of June 30,	As of December 31,
In € millions	2022 (unaudited)	2021 (audited, unless stated otherwise)	2020 (audited, unless stated otherwise)
Total assets	36,070	34,367	31,689
Total current liabilities(1)	6,877	7,258	6,056
Total liabilities	20,619	20,388	19,358
Net debt(2)	12,634	11,838	11,298
Total equity	15,451	13,979	12,331

(1)

In the consolidated balance sheets, "Current provisions and other current liabilities" in the amount of EUR 103,409 thousand related to the Issuer's self-insurance programs as of December 31, 2020 have been reclassified to line item "Non-current provisions and other non-current liabilities" to conform to the presentation of 2021 numbers. Therefore, the figure presented is taken from the consolidated financial statements as of and for the fiscal year ended December 31, 2021.

(2)

Unaudited. Net debt, a Non-GAAP Measure, is defined as the sum of our debt and lease liabilities less our cash and cash equivalents. Debt and lease liabilities includes the following balance sheet line items: short-term debt from unrelated parties, short-term debt from related parties, current portion of long-term debt, current portion of lease liabilities from unrelated parties, current portion of lease liabilities from related parties, long-term debt, less current portion, lease liabilities from unrelated parties, less current portion and lease liabilities from related parties, less current portion as presented in our consolidated balance sheets as of December 31, 2021 and 2020 and the unaudited consolidated balance sheet as of June 30, 2022.

Selected Consolidated Statements of Cash Flow Data

	For the six months ended June 30,		For the fiscal year ended December 31,
In € millions	2022 (unaudited)	2021 (unaudited)	2021 (audited)	2020 (audited)
Net cash provided by (used in) operating activities	910	1,129	2,489	4,233
Net cash provided by (used in) investing activities	(409)	(473)	(1,196)	(1,335)
Net cash provided by (used in) financing activities	(995)	(378)	(1,024)	(2,664)
Cash and cash equivalents at end of the period	1,025	1,408	1,482	1,082

B.3 What are the key risks that are specific to the Issuer?

The key risks relating to the Issuer and the Group are:

Risks relating to Legal and Regulatory Matters

•	We operate in a highly regulated industry such that the potential for legislative reform provides uncertainty and potential threats to our operating models and results.
•	Changes in reimbursement, payor mix and/or governmental regulations for health care could materially decrease our revenues and operating profit.

Risks Relating to Internal Control and Compliance

•	We operate in many different jurisdictions and we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws.

Risks Relating to Our Business Activities and Industry

•	We are subject to risks associated with public health crises and epidemics/pandemics, such as the global spread of the COVID-19 pandemic.
•	If physicians and other referral sources cease referring patients to our health care service businesses and facilities or cease purchasing or prescribing our products, our revenues would decrease.

Risks Relating to Taxation and Accounting

•

There are significant risks associated with estimating the amount of health care service revenues that we recognize that could impact the timing of our recognition of revenues or have a significant impact on our operating results and financial condition.

•	Diverging views of fiscal authorities could require us to make additional tax payments.

Risks Relating to Our Financial Condition and Our Securities

•	Our indebtedness may prevent us from fulfilling our debt-service obligations or implementing certain elements of our business strategy.
•	Despite our existing indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

SECTION C: KEY INFORMATION ON THE SECURITIES

C.1 What are the main features of the Securities?

C.1.1 Type, class and ISIN

The Notes are fixed rate notes. They are issued as Series number 7, Tranche number 1, ISIN XS2530444624.

C.1.2 Currency, denomination, par value, number of securities issued and duration

The Notes are issued in euro. The specified denomination per Note is EUR 1,000. The number of Notes is 750,000. The term of the Notes is five years.

C.1.3. Rights attached to the Securities

Each holder of a Note (each a Holder) has the right towards the Issuer to claim payment of interest and nominal when such payments are due in accordance with the terms and conditions of the Notes (the Terms and Conditions). Unless previously redeemed, or purchased and cancelled, each Note will be redeemed at its principal amount on the Maturity Date.

Negative Pledge: The Notes contain a limited negative pledge provision.

Events of Default: The Notes provide for events of default entitling Holders to demand immediate redemption of the Notes.

Cross Default: The Notes provide for cross default provisions.

Change of Control: Upon the occurrence of specific change of control events with a ratings decline, the Holders will have the right to require that the Issuer repurchases their Notes at 101% of the principal amount, plus accrued and unpaid interest (if any).

Early Redemption: The Notes may be called for redemption and redeemed prior to their stated maturity at the option of the Issuer for taxation reasons or within a certain Call Redemption Period. The Notes may also be called for redemption and be redeemed prior to their stated maturity at the option of the Issuer for reason of Minimal Outstanding Principal Amount.

Resolutions of Holders: In accordance with the German Act on Debt Securities (Gesetz über Schuldverschreibungen aus Gesamtemissionen, SchVG), the Notes contain provisions pursuant to which Holders may agree by resolution to amend the Terms and Conditions (with the consent of the Issuer) and to decide upon certain other matters regarding the Notes. Resolutions of Holders properly adopted, either in a meeting of Holders or by vote taken without a meeting in accordance with the Terms and Conditions, are binding upon all Holders. Resolutions providing for material amendments to the Terms and Conditions require a majority of not less than 75% of the votes cast. Resolutions regarding other amendments are passed by a simple majority of the votes cast.

Governing Law: The Notes are governed by German law.

C.1.4 Rank of the Securities in the Issuer's capital structure upon insolvency

The Notes constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and pari passu with all other present or future unsecured and unsubordinated obligations of the Issuer, unless such obligations are accorded priority under mandatory provisions of statutory law.

C.1.5 Restrictions on free transferability of the securities

Not applicable. The Notes are freely transferable.

C.1.6 Payout policy (interest)

The Notes bear interest on their specified denomination from (and including) September 20, 2022 at a fixed rate of 3.875 per cent. per annum. Interest is payable in arrears on each Interest Payment Date.

Interest Payment Date means September 20 each year with the first Interest Payment Date being September 20, 2023.

Maturity Date: Unless previously redeemed in whole or in part or purchased and cancelled, the Notes shall be redeemed at their principal amount on September 20, 2027, together with interest from the most recent Interest Payment Date to (but excluding) the Maturity Date.

Yield to final maturity: The yield to final maturity equals 3.957 percent per annum.

C.2 Where will the Securities be traded?

Application has been made to list the Notes on the official list of the Luxembourg Stock Exchange and to admit the Notes to trading on the regulated market of the Luxembourg Stock Exchange.

C.3 Is there a guarantee attached to the securities?

C.3.1 Nature and scope of the Guarantee

Fresenius Medical Care Holdings, Inc. (the Guarantor), an indirectly wholly-owned subsidiary of the Issuer, has given an unconditional and irrevocable guarantee for the due and punctual payment of principal of, and interest on, and any other amounts payable under the Notes (the Guarantee). The Guarantee includes a release mechanism in certain circumstances described in the Guarantee. The Guarantee is governed by German law and constitutes a contract for the benefit of the Holders from time to time as third-party beneficiaries in accordance with Section 328(1) German Civil Code (Bürgerliches Gesetzbuch).

C.3.2 Description of the Guarantor

The legal name of the Guarantor is "Fresenius Medical Care Holdings, Inc." and its LEI is XTHT88D08CLK11B3GJ82. As there is no general federal corporation law in the United States, the Guarantor is organized and existing under the Business Corporation Law of the State of New York. Its executive offices are located at 920 Winter Street, Waltham, Massachusetts, 02451-1457, United States, and its telephone number is +1(781) 699-9000.

C.3.3 Key financial information relating to the Guarantor

The following selected financial information is taken or derived from the Guarantor's audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020, prepared in accordance with U.S. GAAP. PricewaterhouseCoopers LLP audited the Guarantor's consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020 and issued an unqualified auditor's report thereon. You should read this information together with the Guarantor's consolidated financial statements and the notes to those statements incorporated by reference into the Base Prospectus.

Selected Consolidated Statements of Income Data

	For the fiscal year ended December 31,
In US$millions	2021 (audited)	2020 (audited)
Health Care revenues, net	13,003	12,956
Medical supplies revenue	1,290	1,279
Expenses	12,776	12,580
Income before income taxes	1,517	1,656
Net income	1,187	1,287
Income attributable to non-controlling interests	286	300
Net income attributable to Guarantor	901	987

Selected Consolidated Balance Sheet Data

	As of December 31,
In US$millions	2021 (audited, unless stated otherwise)	2020 (audited, unless stated otherwise)
Total assets	27,201	27,635
Total current liabilities	4,322	4,506
Total liabilities	15,026	15,661
Total equity	10,864	10,728
Net debt(1)	9,584	10,120

(1)

Unaudited. Net debt is a Non-GAAP Measure. We define net debt as the sum of the Guarantor's debt and lease liabilities less the Guarantor's cash and cash equivalents (including restricted cash and cash equivalents). The Guarantor's debt and lease liabilities include the following balance sheet line items: current borrowings from affiliates, current portion of operating lease liabilities, short-term borrowings, current portion of long-term debt, long-term debt, long-term borrowings from affiliates and long-term operating lease liabilities as presented in the consolidated balance sheets of the Guarantor's consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020.

Selected Consolidated Statements of Cash Flow Data

	For the fiscal year ended December 31,
In US$millions	2021 (audited)	2020 (audited)
Net cash provided by (used in) operating activities	1,341	3,049
Net cash provided by (used in) investing activities	245	(1,959)
Net cash provided by (used in) financing activities	(1,324)	(878)
Cash and cash equivalents at end of the period	940	679

C.3.4 Most material risk factors pertaining to the Guarantor

•

The Guarantor obtains substantially all of its income from its subsidiaries, and the holding company structure may limit the Guarantor's ability to benefit from the assets of its subsidiaries. In addition, the Guarantee will be effectively subordinated to the Guarantor's debt to the extent such debt is secured by assets that are not also securing the Notes.

C.4 What are the key risks that are specific to the Securities?

Risks Relating to the Nature and Ranking of the Notes

•	The Notes are structurally subordinated to the claims of other creditors of non-guarantors within the Group.
•	The Notes and the Guarantee will be effectively subordinated to secured debt of the Issuer and the Guarantor to the extent such debt is secured by assets that are not also securing the Notes.
•	The Issuer and the Guarantor both rely on distributions from their subsidiaries to meet their payment obligations.
•	We may not be able to make a change of control redemption upon demand.

Risks Relating to the Guarantor and the Guarantee

•	U.S. federal and state laws allow courts, under specific circumstances, to declare the Guarantee void and to require Holders to return payments received from the Guarantor.

SECTION D: KEY INFORMATION ON THE OFFER OF SECURITIES TO THE PUBLIC AND THE ADMISSION TO TRADING ON A REGULATED MARKET

D.1 Under which conditions and timetable can I invest in this security?

Application has been made to list the Notes on the official list of the Luxembourg Stock Exchange and to admit the Notes to trading on the regulated market of the Luxembourg Stock Exchange.

There will be no public offer of the Notes by the Issuer. The consent to the use of the Prospectus and the Final Terms for the subsequent resale or final placement of Notes by all financial intermediaries is given by the Issuer in relation to Luxembourg and Germany. The subsequent resale or final placement of Notes by financial intermediaries can be made during the offer period which commences on September 15, 2022 and ends on September 20, 2022.

The estimated total expenses of the issue (excluding commissions of the managers) amount to EUR 50,000. The Issuer will not charge any costs, expenses or taxes directly to any investor in connection with the Notes. Investors must, however, inform themselves about any costs, expenses or taxes in connection with the Notes which are generally applicable in their respective country of residence, including any charges their own depository banks charge them for purchasing or holding securities.

D.2 Why has the Base Prospectus been produced?

D.2.1 Reasons for the offer/Use and estimated net amount of proceeds

The Issuer will use the net proceeds of the issuance for general corporate purposes, including the refinancing of existing financial liabilities.

The estimated net proceeds from the issue of the Notes amount to EUR 744,825,000.

D.2.1 Subscription agreement

The issue of the Notes is subject to a subscription agreement dated September 15, 2022 on a firm commitment basis.

D.2.2 Material conflicts of interest

So far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer, except that certain Dealers and their affiliates may be customers of, and borrowers from the creditors of the Issuer and its affiliates. In addition, certain of the Dealers and their affiliates have engaged, and may in future engage, in investment banking and/or commercial banking transactions with, and may perform services for the Issuer or its affiliates in the ordinary course of business.

German Translation of the Summary for the Individual Issue

Zusammenfassung für die Einzelemission

ABSCHNITT A: EINLEITUNG MIT WARNHINWEISEN

Diese Zusammenfassung bezieht sich auf die Serie EUR 750.000.000 3,875 % Schuldverschreibungen fällig 20. September 2027 mit der ISIN XS2530444624 (die Schuldverschreibungen), ausgegeben durch die Fresenius Medical Care AG & Co. KGaA, Else-Kröner-Straße 1, 61352 Bad Homburg vor der Höhe, Deutschland (tel.: +49-6172-609-0; Website: www.freseniusmedicalcare.com; LEI: 549300CP8NY40UP89Q40) (die Emittentin und, zusammen mit ihren konsolidierten Konzerngesellschaften, die Gruppe, auch als wir, uns oder unser bezeichnet) aus dem EUR 10.000.000.000 Anleihemissionsprogramm der Emittentin (das Programm).

Die Commission de Surveillance du Secteur Financier (CSSF), 283 Route d'Arlon, L-1150 Luxembourg (tel. +352 26 25 1 - 1; Fax: +352 26 25 1 – 2601; E-Mail direction@cssf.lu) hat den Basisprospekt für das Programm (der Basisprospekt) als zuständige Behörde nach der Verordnung (EU) 2017/1129 am 17. Mai 2022 gebilligt.

Diese Zusammenfassung wurde in Übereinstimmung mit Artikel 7 der Verordnung (EU) 2017/1129 erstellt und sollte als Einleitung zu dem Basisprospekt sowie den jeweiligen Endgültigen Bedingungen verstanden werden. Der Anleger sollte sich bei jeder Entscheidung, in die Schuldverschreibungen zu investieren, auf den Basisprospekt als Ganzes, einschließlich aller durch Verweis darin aufgenommenen Dokumente, und die maßgeblichen Endgültigen Bedingungen stützen. Ein Anleger könnte gegebenenfalls das gesamte angelegte Kapital oder einen Teil davon verlieren. Für den Fall, dass vor einem Gericht Ansprüche aufgrund der in dem Basisprospekt oder den maßgeblichen Endgültigen Bedingungen enthaltenen Informationen geltend gemacht werden, könnte der als Kläger auftretende Anleger nach nationalem Recht die Kosten für die Übersetzung dieses Basisprospekts und der jeweiligen Endgültigen Bedingungen vor Prozessbeginn zu tragen haben. Zivilrechtlich haften nur diejenigen Personen, die die Zusammenfassung samt etwaiger Übersetzungen vorgelegt und übermittelt haben, und dies auch nur für den Fall, dass die Zusammenfassung, wenn sie zusammen mit dem Basisprospekt und den jeweiligen Endgültigen Bedingungen gelesen wird, irreführend, unrichtig oder widersprüchlich ist oder dass sie, wenn sie zusammen mit dem Basisprospekt und den jeweiligen Endgültigen Bedingungen gelesen wird, nicht die Basisinformationen vermittelt, die in Bezug auf Anlagen in die Schuldverschreibungen für die Anleger eine Entscheidungshilfe darstellen würden.

ABSCHNITT B: BASISINFORMATIONEN ÜBER DIE EMITTENTIN

B.1 Wer ist die Emittentin der Wertpapiere?

B.1.1 Sitz und Rechtsform der Emittentin, ihre LEI, für sie geltendes Recht und Land der Eintragung

Die Emittentin ist eine nach deutschem Recht errichtete und deutschem Recht unterliegende Kommanditgesellschaft auf Aktien (KGaA) mit einer Aktiengesellschaft (AG) als alleiniger Komplementärin und mit ihrem satzungsmäßigen Sitz in Hof an der Saale, Deutschland. Die LEI der Emittentin lautet 549300CP8NY40UP89Q40.

B.1.2 Haupttätigkeiten

Die Haupttätigkeit der Emittentin besteht darin, als Holdinggesellschaft für ihre Tochtergesellschaften zu fungieren, die Dialysedienstleistungen und damit verbundene Dienstleistungen für Personen, die an Nierenerkrankungen im Endstadium leiden, sowie andere Gesundheitsdienstleistungen erbringen und die eine Vielzahl von medizinischen Produkten entwickeln und herstellen, die sowohl Dialyse- als auch Nicht-Dialyseprodukte umfassen.

B.1.3 Hauptanteilseigner

Zum 31. März 2022 bestand das Grundkapital der Emittentin aus 293.027.279 ausgegebenen Stammaktien. Die Fresenius SE & Co. KGaA (Fresenius SE) hielt zum 31. März 2022 rund 32,2% der Stammaktien der Emittentin.

Die Fresenius SE ist zudem Eigentümerin von 100 % des ausstehenden Aktienkapitals der Komplementärin der Emittentin und hat das alleinige Recht, den Aufsichtsrat der Komplementärin der Emittentin zu bestimmen. Durch ihre Beteiligung an der Komplementärin der Emittentin ist die Fresenius SE in der Lage, de facto die Kontrolle über die Emittentin auszuüben, auch wenn sie weniger als die Mehrheit der ausstehenden stimmberechtigten Aktien der Emittentin besitzt. Die Else Kröner-Fresenius-Stiftung ist alleinige Aktionärin der Fresenius Management SE, der Komplementärin der Fresenius SE, und hat das alleinige Recht, den Aufsichtsrat der Fresenius Management SE zu wählen. Darüber hinaus hielt die Else Kröner-Fresenius Stiftung zum 31. Dezember 2021 rund 26,6% des Aktienkapitals der Fresenius SE.

B.1.4 Identität der Hauptgeschäftsführer

Die alleinige Komplementärin der Emittentin ist die Fresenius Medical Care Management AG (Management AG). Als Komplementärin ist die Management AG alleine für die Geschäftsführung der Emittentin einschließlich aller außerordentlichen Geschäftsführungsmaßnahmen verantwortlich und vertritt die Emittentin bei ihren Geschäften mit Dritten allein. In ihrer Eigenschaft als Komplementärin der Emittentin handelt die Management AG durch ihren Vorstand (Vorstand). Der Vorstand besteht aus Rice Powell, Helen Giza, William Valle, Dr. Katarzyna Mazur-Hofsäß und Franklin W. Maddux.

Wie bereits bekanntgegeben, wird Dr. Carla Kriwet die Nachfolge von Rice Powell, dem Chief Executive Officer und Vorsitzenden des Vorstands, antreten. Dr. Kriwet wird das Amt mit Wirkung zum 1. Oktober 2022 übernehmen. Rice Powell gibt zum 30. September 2022 nach 10 Jahren an der Spitze der Emittentin seine Position ab.

B.1.5 Identität des Abschlussprüfers

Die PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, Friedrich-Ebert-Anlage 35-37, 60327 Frankfurt am Main, Deutschland (PwC), ein Mitglied der Wirtschaftsprüferkammer, Berlin, Deutschland, wurde für die zum 31. Dezember 2021 und 2020 endenden Geschäftsjahre zur Abschlussprüferin der Emittntin bestellt.

B.2 Welches sind die wesentlichen Finanzinformationen über die Emittentin?

Die folgenden ausgewählten konsolidierten Finanzinformationen wurden aus unseren nach IFRS aufgestellten Konzernabschlüssen für die sechs Monate endend zum 30. Juni 2022 sowie für die zum 31. Dezember 2021 und 2020 endenden Geschäftsjahre entnommen oder daraus abgeleitet. PwC hat die Konzernabschlüsse für die zum 31. Dezember endenden Geschäftsjahre 2021 und 2020 geprüft und auf diese uneingeschränkte Bestätigungsvermerke erteilt. Die ausgewählten konsolidierten Finanzinformationen zum 30. Juni 2022 und 2021 wurden unserem ungeprüften verkürzten Konzernzwischenabschluss zum 30. Juni 2022 entnommen oder daraus abgeleitet, der in Übereinstimmung mit IFRS für Zwischenberichterstattung (IAS 34) erstellt wurde. Unser ungeprüfter verkürzter Konzernzwischenabschluss wurde auf einer Grundlage erstellt, die im Wesentlichen mit unseren geprüften Konzernabschlüssen übereinstimmt. Diese Informationen sollten zusammen mit unseren Konzernabschlüssen und dem Anhang zu diesen Abschlüssen gelesen werden, die mittels Verweis in den Basisprospekt aufgenommen wurden.

Ausgewählte Zahlen aus der Konzern-Gewinn- und Verlustrechnung

	Für die sechs Monate endend zum 30. Juni		Für das Geschäftsjahr endend zum 31. Dezember
In Mio. €, mit Ausnahme Beträge je Aktie	2022 (ungeprüft)	2021 (ungeprüft)	2021 (geprüft)	2020 (geprüft)
Umsatzerlöse	9.305	8.530	17.619	17.859
Bruttoergebnis vom Umsatz	2.604	2.491	5.077	5.537
Operatives Ergebnis	688	898	1.852	2.304
Konzernergebnis (Ergebnis, das auf die Anteilseigner der Emittentin entfällt)	305	468	969	1.164
Ergebnis je Aktie (unverwässert)	1,04	1,60	3,31	3,96
Ergebnis je Aktie (verwässert)	1,04	1,60	3,31	3,96

Ausgewählte Zahlen aus der Konzern-Bilanz

	Zum 30. Juni	Zum 31. Dezember
In Mio. €	2022 (ungeprüft)	2021 (geprüft, soweit nicht anders angegeben)	2020 (geprüft, soweit nicht anders angegeben)
Summe Vermögenswerte	36.070	34.367	31.689
Summe kurzfristige Verbindlichkeiten(1)	6.877	7.258	6.056
Summe Verbindlichkeiten	20.619	20.388	19.358
Nettofinanzverbindlichkeiten(2)	12.634	11.838	11.298
Summe Eigenkapital	15.451	13.979	12.331

(1)Um der Berichterstattung der Zahlen für 2021 zu entsprechen, wurden in der Konzernbilanz zum 31. Dezember 2020 "Rückstellungen und sonstige kurzfristige Verbindlichkeiten" im Zusammenhang mit dem Selbstversicherungsprogramm der Emittentin in Höhe von EUR 103.409 Tausend in die Position "Rückstellungen und sonstige langfristige Verbindlichkeiten" umgegliedert. Die dargestellte Zahl ist daher dem Konzernabschluss zum 31. Dezember 2021 entnommen.

(2)

Ungeprüft. Nettofinanzverbindlichkeiten, eine Non-GAAP-Kennzahl, ist definiert als die Summe unserer Finanzverbindlichkeiten und Verbindlichkeiten aus Leasingverhältnissen abzüglich unserer flüssigen Mittel. Finanzverbindlichkeiten und Verbindlichkeiten aus Leasingverhältnissen umfassen die folgenden Bilanzpositionen: Kurzfristige Finanzverbindlichkeiten gegenüber konzernfremden Dritten, kurzfristige Finanzverbindlichkeiten gegenüber nahestehenden Unternehmen, kurzfristig fälliger Anteil der langfristigen Finanzverbindlichkeiten, kurzfristig fälliger Anteil der Verbindlichkeiten aus Leasingverhältnissen gegenüber konzernfremden Dritten, kurzfristig fälliger Anteil der Verbindlichkeiten aus Leasingverhältnissen gegenüber nahestehenden Unternehmen, langfristige Finanzverbindlichkeiten abzüglich des kurzfristig fälligen Anteils, Verbindlichkeiten aus Leasingverhältnissen gegenüber konzernfremden Dritten abzüglich des kurzfristig fälligen Anteils und Verbindlichkeiten aus Leasingverhältnissen gegenüber nahestehenden Unternehmen abzüglich des kurzfristigen Anteils, wie sie in unserer Konzernbilanz zum 31. Dezember 2021 und 2020 und der ungeprüften Konzernbilanz zum 30. Juni 2022 dargestellt sind.

Ausgewählte Zahlen aus der Konzern-Kapitalflussrechnung

	Für die sechs Monate endend zum 30. Juni		Für das Geschäftsjahr endend zum 31. Dezember
In Mio. €	2022 (ungeprüft)	2021 (ungeprüft)	2021 (geprüft)	2020 (geprüft)
Cash Flow aus betrieblicher Geschäftstätigkeit	910	1.129	2.489	4.233
Cash Flow aus Investitionstätigkeit	(409)	(473)	(1.196)	(1.335)
Cash Flow aus Finanzierungstätigkeit	(995)	(378)	(1.024)	(2.664)
Flüssige Mittel am Ende des Zeitraums	1.025	1.408	1.482	1.082

B.3 Welches sind die zentralen Risiken, die für die Emittentin spezifisch sind?

Die wichtigsten Risiken in Bezug auf die Emittentin und die Gruppe sind:

Risiken im Zusammenhang mit rechtlichen und regulatorischen Themen

•

Wir sind in einer stark regulierten Industrie tätig, sodass mögliche Reformen der Gesetzgebung einen Unsicherheitsfaktor und eine Gefahr für unser Geschäftsmodell und unsere Betriebsergebnisse darstellen könnten.

●	Änderungen im Vergütungssystem, der Zusammensetzung der Kostenträger und/oder der gesetzlichen Vorschriften des Gesundheitswesens könnten zu einem erheblichen Rückgang unserer Umsatzerlöse und unseres operativen Gewinns führen.

Risiken in Bezug auf interne Kontrolle und Unternehmensführung

•

Wir sind in vielen verschiedenen Rechtsordnungen tätig und wir könnten durch eine Verletzung des U.S. Foreign Corrupt Practices Act und weltweit vergleichbarer anderer Anti-Korruptions-Gesetze beeinträchtigt werden.

Risiken in Bezug auf unsere Geschäftstätigkeiten und unsere Branche

●	Wir unterliegen Risiken im Zusammenhang mit öffentlichen Gesundheitskrisen und Epidemien/Pandemien wie der weltweiten Ausbreitung der COVID-19-Pandemie.
●	Sollten Ärzte und andere Dienstleister keine Patienten mehr an unsere Gesundheitsdienstleistungseinrichtungen oder Kliniken überweisen oder unsere Erzeugnisse nicht mehr erwerben oder verschreiben, würde dies einen Rückgang unserer Umsatzerlöse zur Folge haben.

Risiken in Bezug auf Steuern und Rechnungslegung

●	Es bestehen erhebliche Risiken im Zusammenhang mit der Schätzung der Höhe der von uns erfassten Umsätzerlöse aus Gesundheitsdienstleistungen, die sich auf den Zeitpunkt der Umsatzrealisierung auswirken oder einen wesentlichen Einfluss auf unsere Ertrags- und Finanzlage haben könnten.
●	Abweichende Ansichten der Finanzbehörden könnten zu zusätzlichen Steuerzahlungen führen.

Risiken in Bezug auf unsere Finanzlage und Unternehmensstruktur

●	Unsere Verschuldung könnte uns daran hindern, unseren Schuldendienstverpflichtungen nachzukommen oder bestimmte Elemente unserer Geschäftsstrategie umzusetzen.
●	Ungeachtet unserer bestehenden Verschuldung könnten wir noch erheblich mehr Schulden aufnehmen. Dies könnte die oben beschriebenen Risiken verstärken.

ABSCHNITT C: BASISINFORMATIONEN ÜBER DIE WERTPAPIERE

C.1 Welches sind die wichtigsten Merkmale der Wertpapiere?

C.1.1 Art, Gattung und ISIN

Die Schuldverschreibungen sind festverzinsliche Schuldverschreibungen. Sie werden unter der Seriennummer 7, Tranchennummer 1, ISIN XS2530444624 ausgegeben.

C.1.2 Währung, Stückelung, Nennwert, Anzahl der begebenen Wertpapiere und Laufzeit

Die Schuldverschreibungen sind in Euro begeben. Die festgelegte Stückelung je Schuldverschreibung ist EUR 1.000. Die Anzahl der Schuldverschreibungen beträgt 750.000. Die Laufzeit der Schuldverschreibungen beträgt fünf Jahre.

C.1.3 Mit den Wertpapieren verbundene Rechte

Jeder Inhaber von Schuldverschreibungen (jeweils ein Gläubiger) hat aus ihnen das Recht, Zahlungen von Zinsen und Kapital von der Emittentin zu verlangen, wenn diese Zahlungen gemäß den Emissionsbedingungen der Schuldverschreibungen (die Emissionsbedingungen) fällig sind. Soweit nicht zuvor bereits zurückgezahlt oder angekauft und entwertet, wird jede Schuldverschreibung am Fälligkeitstag zum Nennbetrag zurückgezahlt.

Negativverpflichtung: Die Schuldverschreibungen enthalten eine eingeschränkte Negativverpflichtung.

Kündigungsgründe: Die Schuldverschreibungen sehen Kündigungsgründe vor, die die Gläubiger berechtigen, die unverzügliche Rückzahlung der Schuldverschreibungen zu verlangen.

Cross-Default: Die Schuldverschreibungen enthalten eine Cross-Default-Bestimmung.

Kontrollwechsel: Bei Eintritt bestimmter Kontrollwechselereignisse, die mit einer Ratingherabstufung eintreten, sind die Gläubiger berechtigt, von der Emittentin den Rückkauf ihrer Schuldverschreibungen zu 101% des Nennbetrags zuzüglich etwaiger aufgelaufener und noch nicht gezahlter Zinsen zu verlangen.

Vorzeitige Rückzahlung: Die Schuldverschreibungen können vor Ablauf ihrer festgelegten Laufzeit nach Wahl der Emittentin aus steuerlichen Gründen oder innerhalb eines bestimmten Wahl-Rückzahlungszeitraums gekündigt und vorzeitig zurückgezahlt werden. Die Schuldverschreibungen können ferner nach Wahl der Emittentin bei geringfügigem ausstehendem Nennbetrag gekündigt und vorzeitig zurückgezahlt werden.

Beschlüsse der Gläubiger: In Übereinstimmung mit dem Gesetz über Schuldverschreibungen aus Gesamtemissionen (SchVG) enthalten die Schuldverschreibungen Bestimmungen, nach denen die Gläubiger der Schuldverschreibungen (mit Zustimmung der Emittentin) eine Änderung der Emissionsbedingungen oder sonstige Maßnahmen im Hinblick auf die Schuldverschreibungen beschließen können. Ordnungsgemäß – entweder in einer Gläubigerversammlung oder im Wege einer Abstimmung ohne Versammlung gemäß den Emissionsbedingungen – gefasste Beschlüsse der Gläubiger sind für alle Gläubiger verbindlich. Beschlüsse, welche Änderungen wesentlicher Inhalte der Emissionsbedingungen vorsehen, bedürfen einer Mehrheit von mindestens 75% der teilnehmenden Stimmrechte. Beschlüsse, welche andere Änderungen vorsehen, werden mit einfacher Mehrheit der teilnehmenden Stimmrechte gefasst.

Anwendbares Recht: Die Schuldverschreibungen unterliegen deutschem Recht.

C.1.4 Rang der Wertpapiere in der Kapitalstruktur der Emittentin im Fall einer Insolvenz

Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin, die untereinander und mit allen anderen gegenwärtigen und künftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin gleichrangig sind, soweit diesen Verbindlichkeiten nicht durch zwingende Bestimmungen ein Vorrang eingeräumt wird.

C.1.5 Beschränkungen der freien Handelbarkeit der Wertpapiere

Entfällt. Die Handelbarkeit der Schuldverschreibungen ist nicht beschränkt.

C.1.6 Angaben zur Ausschüttungspolitik (Verzinsung)

Die Schuldverschreibungen werden vom 20. September 2022 (einschließlich) zu einem festen Zinssatz von jährlich 3,875 Prozent bezogen auf ihre festgelegte Stückelung verzinst. Die Zinsen sind nachträglich an jedem Zinszahlungstag zahlbar.

Zinszahlungstag bezeichnet den 20. September eines jeden Jahres; der erste Zinszahlungstag ist der 20. September 2023.

Fälligkeitstag: Soweit nicht zuvor bereits ganz oder teilweise zurückgezahlt oder angekauft und entwertet, werden die Schuldverschreibungen am 20. September 2027 zu ihrem Nennbetrag zusammen mit den Zinsen ab dem letzten Zinszahlungstag bis zum (aber nicht einschließlich) Fälligkeitstag zurückgezahlt.

Rendite bei Endfälligkeit: Die Rendite bei Endfälligkeit entspricht 3,957 % per annum.

C.2 Wo werden die Wertpapiere gehandelt?

Für die Schuldverschreibungen ist ein Antrag auf Notierung in der Official List der Börse Luxemburg und Zulassung zum Börsenhandel am regulierten Markt der Börse Luxemburg gestellt worden.

C.3 Wird für die Wertpapiere eine Garantie gestellt?

C.3.1 Art und Umfang der Garantie

Die Fresenius Medical Care Holdings, Inc (die Garantiegeberin), eine mittelbar vollständig von der Emittentin gehaltene Tochtergesellschaft, hat eine unbedingte und unwiderrufliche Garantie für die ordnungsgemäße und pünktliche Zahlung von Kapital und Zinsen auf die Schuldverschreibungen sowie von jeglichen sonstigen Beträgen, die auf die Schuldverschreibungen zahlbar sind, übernommen (die Garantie). Die Garantie enthält Freigabemechanismen bei Eintritt von bestimmten, in der Garantie dargelegten Umständen. Die Garantie unterliegt deutschem Recht und stellt einen Vertrag zu Gunsten der Gläubiger als begünstigte Dritte im Sinne des § 328 Absatz 1 des Bürgerlichen Gesetzbuches dar.

C.3.2 Beschreibung der Garantiegeberin

Der juristische Name der Garantiegeberin ist "Fresenius Medical Care Holdings, Inc." und ihr LEI ist XTHT88D08CLK11B3GJ82. Da in den USA kein allgemeines Gesellschaftsrecht auf Bundesebene existiert, ist sie organisiert und besteht gemäß dem Business Corporation Law des Bundesstaates New York. Ihre Geschäftsräume befinden sich in 920 Winter Street, Waltham, Massachusetts, 02451-1457, USA, und ihre Telefonnummer lautet +1 (781) 699-9000.

C.3.3 Wesentliche Finanzinformationen über die Garantiegeberin

Die folgenden ausgewählten Finanzinformationen wurden aus den geprüften nach U.S. GAAP aufgestellten Konzernabschlüssen der Garantiegeberin für die zum 31. Dezember 2021 und 2020 endenden Geschäftsjahre entnommen oder daraus abgeleitet. PricewaterhouseCoopers LLP hat die Konzernabschlüsse der Garantiegeberin für die zum 31. Dezember 2021 und 2020 endenden Geschäftsjahre geprüft und auf diese einen uneingeschränkten Bestätigungsvermerk erteilt. Diese Informationen sollten zusammen mit den Konzernabschlüssen der Garantiegeberin und dem Anhang zu diesen Abschlüssen gelesen werden, die mittels Verweis in den Basisprospekt aufgenommen wurden.

Ausgewählte Zahlen aus der Konzern-Gewinn- und Verlustrechnung

	Für das Geschäftsjahr endend zum 31. Dezember
In Mio. US$	2021 (geprüft)	2020 (geprüft)
Umsatzerlöse aus Gesundheitsdienstleistungen, netto	13.003	12.956
Umsatzerlöse aus medizinischem Zubehör	1.290	1.279
Aufwendungen	12.776	12.580
Ergebnis vor Ertragsteuern	1.517	1.656
Ergebnis	1.187	1.287
Auf nicht beherrschende Anteile entfallendes Ergebnis	286	300
Auf die Garantiegeberin entfallendes Ergebnis	901	987

Ausgewählte Zahlen aus der Konzern-Bilanz

	Zum 31. Dezember
In Mio. US$	2021 (geprüft, soweit nicht anders angegeben)	2020 (geprüft, soweit nicht anders angegeben)
Summe Vermögenswerte	27.201	27.635
Summe kurzfristige Verbindlichkeiten	4.322	4.506
Summe Verbindlichkeiten	15.026	15.661
Summe Eigenkapital	10.864	10.728
Nettofinanzverbindlichkeiten(1)	9.584	10.120

(1)

Ungeprüft. Nettofinanzverbindlichkeiten ist eine Non-GAAP-Kennzahl. Wir definieren Nettofinanzverbindlichkeiten als die Summe der Finanzverbindlichkeiten und Verbindlichkeiten aus Leasingverhältnissen der Garantiegeberin abzüglich der flüssigen Mittel der Garantiegeberin (einschließlich flüssiger Mittel mit Verfügungsbeschränkung). Die Finanzverbindlichkeiten und Verbindlichkeiten aus Leasingverhältnissen der Garantiegeberin umfassen die folgenden Bilanzpositionen: kurzfristige Darlehen gegenüber nahestehenden Unternehmen, kurzfristig fälliger Anteil der Verbindlichkeiten aus operativen Leasingverhältnissen, kurzfristige Darlehen, kurzfristig fälliger Anteil der langfristigen Finanzverbindlichkeiten, langfristige Finanzverbindlichkeiten, langfristige Darlehen gegenüber nahestehenden Unternehmen und langfristige Verbindlichkeiten aus operativen Leasingverhältnissen, wie sie in der Konzern-Bilanz der Konzernabschlüsse der Garantiegeberin für die zum 31. Dezember 2021 und 2020 endenden Geschäftsjahre dargestellt sind.

Ausgewählte Zahlen aus der Konzern-Kapitalflussrechnung

	Für das Geschäftsjahr endend zum 31. Dezember
In Mio. US$	2021 (geprüft)	2020 (geprüft)
Cash Flow aus betrieblicher Geschäftstätigkeit	1.341	3.049
Cash Flow aus Investitionstätigkeit	245	(1.959)
Cash Flow aus Finanzierungstätigkeit	(1.324)	(878)
Flüssige Mittel am Ende des Jahres	940	679

C.3.4 Die wesentlichsten Risikofraktoren, die für die Garantiegeberin spezifisch sind

●	Die Garantiegeberin bezieht im Wesentlichen alle ihre Erträge von ihren Tochtergesellschaften, und ihre Struktur als Holdinggesellschaft kann die Fähigkeit der Garantiegeberin einschränken, von den Vermögenswerten ihrer Tochtergesellschaften zu profitieren. Zudem ist die Garantie strukturell nachrangig gegenüber den Verbindlichkeiten der Garantiegeberin, soweit diese Verbindlichkeiten durch Vermögenswerte besichert sind, die nicht zugleich die Schuldverschreibungen besichern.

C.4 Welches sind die zentralen Risiken, die für die Wertpapiere spezifisch sind?

Risiken in Bezug auf die Beschaffenheit und den Rang der Wertpapiere

●	Die Schuldverschreibungen sind strukturell nachrangig gegenüber den Forderungen anderer Gläubiger von Nicht-Garantiegebern innerhalb der Gruppe.
●	Die Schuldverschreibungen und die Garantie sind besicherten Verbindlichkeiten der Emittentin und der Garantiegeberin gegenüber insoweit nachrangig, als diese Verbindlichkeiten durch Vermögenswerte besichert sind, die nicht auch die Schuldverschreibungen besichern.

●	Sowohl die Emittentin als auch die Garantiegeberin sind auf Ausschüttungen ihrer Tochtergesellschaften angewiesen, um ihren Zahlungsverpflichtungen nachzukommen.
●	Wir sind im Fall eines Kontrollwechsels möglicherweise außerstande auf Verlangen Schuldverschreibungen zurückzuzahlen.

Risiken im Hinblick auf die Garantiegeberin und die Garantie

●	Die Gesetze des Bundes wie auch der Bundesstaaten in den USA erlauben es den Gerichten, unter bestimmten Umständen die Garantie für nichtig zu erklären und von den Anleihegläubigern die Rückzahlung der von der Garantiegeberin erhaltenen Zahlungen zu verlangen.

ABSCHNITT D: BASISINFORMATIONEN ÜBER DAS ÖFFENTLICHE ANGEBOT VON WERTPAPIEREN UND/ODER DIE ZULASSUNG ZUM HANDEL AN EINEM GEREGELTEN MARKT

D.1 Zu welchen Konditionen und nach welchem Zeitplan kann ich in dieses Wertpapier investieren?

Für die Schuldverschreibungen ist ein Antrag auf Notierung in der Official List der Börse Luxemburg und Zulassung zum Börsenhandel am regulierten Markt der Börse Luxemburg gestellt worden.

Die Schuldverschreibungen werden durch die Emittentin nicht öffentlich angeboten. Die Zustimmung zu der Verwendung des Prospekts und der Endgültigen Bedingungen zu der späteren Weiterveräußerung und der endgültigen Platzierung der Schuldverschreibungen durch alle Finanzintermediäre wird von der Emittentin in Bezug auf Luxemburg und Deutschland erteilt. Die spätere Weiterveräußerung und endgültige Platzierung der Wertpapiere durch Finanzintermediäre kann während der Angebotsfrist erfolgen, die am 15. September 2022 beginnt und am 20. September 2022 endet.

Die geschätzten Gesamtkosten der Emission (ausschließlich Provisionen der Manager) betragen EUR 50.000. Die Emittentin wird den Anlegern im Zusammenhang mit den Schuldverschreibungen keine Kosten, Auslagen oder Steuern direkt in Rechnung stellen. Anleger müssen sich jedoch über Kosten, Auslagen oder Steuern im Zusammenhang mit den Schuldverschreibungen, die in ihrem jeweiligen Wohnsitzland allgemein anfallen, einschließlich etwaiger Gebühren, die ihnen ihre eigene Depotbank für den Kauf oder das Halten von Wertpapieren berechnet, selbst informieren.

D.2 Weshalb wurde dieser Basisprospekt erstellt?

D.2.1 Zweckbestimmung der Erlöse und geschätzte Nettoerlöse

Die Emittentin wird die Nettoerlöse der Emission für allgemeine Geschäftszwecke, einschließlich der Refinanzierung bestehender Finanzverbindlichkeiten, verwenden.

Die geschätzten Nettoerlöse der Emission der Schuldverschreibungen betragen EUR 744.825.000.

D.2.1 Übernahmevertrag

Die Emission der Schuldverschreibungen ist Gegenstand eines Übernahmevertrages mit fester Übernahmeverpflichtung vom 15. September 2022.

D.2.2 Wesentliche Interessenkonflikte

Nach Kenntnis der Emittentin bestehen bei den an der Emission beteiligten Personen keine Interessen, die für das Angebot bedeutsam sind, außer, dass bestimmte Platzeure und mit ihnen verbundene Unternehmen Kunden von, Kreditnehmer der oder Kreditgeber der Emittentin und mit ihr verbundener Unternehmen sein können. Außerdem sind bestimmte Platzeure an Investment Banking Transaktionen und/oder Commercial Banking Transaktionen mit der Emittentin oder mit ihr verbundenen Unter-nehmen beteiligt oder könnten sich in Zukunft daran beteiligen.